Exhibit 10.2

ASSET PURCHASE AGREEMENT

dated as of [               ] [     ], 2007

among

JET-i LEASING LLC,

THE OTHER SELLERS LISTED ON SCHEDULE 1 HERETO

and

BABCOCK & BROWN AIR FUNDING I LIMITED,

THE OTHER PURCHASERS LISTED ON SCHEDULE 1 HERETO

LIST OF ATTACHMENTS:

EXHIBIT A-1	-	Form of Assignment of Beneficial Interest
EXHIBIT A-2	-	Form of Trust Assignment and Assumption Agreement
EXHIBIT A-3	-	Form of Irish Law Share Transfer Form
EXHIBIT B	-	Form of Bill of Sale
EXHIBIT C	-	Form of Acknowledgement of Delivery
EXHIBIT D	-	Form of Guaranty
EXHIBIT E-1	-	Conditions Precedent - Aircraft Delivery (BI Aircraft)
EXHIBIT E-2	-	Conditions Precedent - Aircraft Delivery (Independent Aircraft)
EXHIBIT F	-	Form of Servicing Agreement
EXHIBIT G	-	Form of Administrative Agency Agreement
SCHEDULE 1	-	Sellers and Related Aircraft
SCHEDULE 2	-	Aircraft Information
SCHEDULE 3	-	Documents and Conditions - Delivery
SCHEDULE 4	-	Documents and Conditions - Post-Delivery
SCHEDULE 5	-	Jurisdiction of Incorporation or Organization
SCHEDULE 6	-	Purchaser Entities
SCHEDULE 7	-	Debt Allocation Amounts and Equity Allocation Amounts

ii

This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of [              ] [     ], 2007 among: (i) JET-i LEASING LLC, a Delaware limited liability company; (ii) THE OTHER SELLERS LISTED ON SCHEDULE 1 HERETO; (iii) BABCOCK & BROWN AIR FUNDING I LIMITED, a Bermuda exempted company and having its principal place of business at West Pier, Dun Loaghaire, County Dublin, Ireland, and (iv) THE OTHER PURCHASERS LISTED ON SCHEDULE 1 HERETO. [Note: The Sellers on Schedule I will include the Irish sellers.]

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	INTERPRETATION
1.1	For all purposes of this Agreement, the following terms shall have the following meanings:

“Additional Rent” means rent (whether called additional rent, supplemental rent, utilization rent, maintenance reserve or any similar term) that is in addition to a base rent for the Aircraft (regardless of how such base rent is calculated) payable under a Lease in respect of the airframe, engines, life-limited engine parts, landing gear and/or auxiliary power unit of an Aircraft based on hours or cycles of operation or passage of time, with respect to maintenance of which the lessor under the Lease customarily has a maintenance contribution obligation measured in part by or with reference to such additional rent.

“Additional Rent Adjustment” means, with respect to any Aircraft (whether transferred as an Independent Aircraft or a BI Aircraft, but excluding any Substitute Aircraft), any Additional Rent under the Lease for such Aircraft received (and any amounts debited from the Security Deposit relating to such Aircraft due to the nonpayment of such Additional Rent) received by or on behalf of the Seller or an Existing Lessor of that Aircraft after the AP Closing Date through the Delivery Date or the BI Transfer Date, as applicable.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that the Company and its Subsidiaries, on the one part, and JET-I, the other Sellers and their respective Subsidiaries, on the other part, shall not be considered to be Affiliates of each other.

“Agreed Form” means, when used in relation to any draft certificate, document, agreement or opinion referred to in this Agreement, (a) substantially in the form agreed between a Seller and a Purchaser on or before the AP Closing Date with such changes thereto as may subsequently be agreed between such Seller and such Purchaser and (b) in the case of any opinion, such form as each of the Rating Agencies and the Policy Provider shall approve.

“Air Authority” means each Person who is vested with the control and supervision of, or has jurisdiction over, the registration, airworthiness and operation of aircraft and other matters relating to civil aviation in the State of Registration of the relevant Aircraft.

“Aircraft” means each aircraft listed on Schedule 1 and described in further detail in Schedule 2 or, where any such aircraft has become a Remaining Aircraft pursuant to Section 4.1(a), and unless the context otherwise requires, any Substitute Aircraft designated in lieu thereof pursuant to Sections 4.1(b) and (c) and described in the applicable Substitute Aircraft Supplement, together with the Engines, and includes where the context admits, a separate reference to the Engines, Parts and Aircraft Documents and excludes Lessee Furnished Equipment.

“Aircraft Documents” means, for any Aircraft, all records, logs, technical data, manuals and any other documents defined as “Aircraft Documents” or any similar term under the relevant Lease therefore, title to which is vested in the owner of such Aircraft at Delivery.

“Aircraft No.” means, for any Aircraft, the reference number assigned to such Aircraft in Schedule 2 or the Substitute Aircraft Supplement, as applicable.

“Aircraft Refund Amount” means, in respect of any Aircraft, an amount equal to (a) the sum of (i) the Debt Allocation Amount for such Aircraft, together with interest thereon at a rate per annum equal to the Debt Rate from the AP Closing Date through the date the Aircraft Refund Amount is paid to the Purchaser plus (ii) the Equity Allocation Amount for such Aircraft, together with the related yield amount at a rate per annum of [initial dividend yield]% from the AP Closing Date through the date the Aircraft Refund Amount is paid to the Purchaser, plus (b) Negative Hedge Breakage Costs, if any, for such Aircraft, minus (c) Positive Hedge Breakage Costs, if any, for such Aircraft.

“Aircraft Value” means, in respect of any Aircraft, the product of (i) the Aircraft Purchase Price of such Aircraft and (ii) the quotient obtained by dividing (A) the Depreciation Factor applicable to such Aircraft as of the Delivery Date for such Aircraft or in the case of any Aircraft to which the payment provisions of Section 4.2 applies, the Delivery Expiry Date by (B) the Depreciation Factor applicable to such Aircraft on the AP Closing Date.

“AP Closing Date” means [	] [	], 2007.

“Appraisers” means Aircraft Information Services, Inc., Ascend, a division of Airclaims Limited and BK Associates, Inc. or such other appraisers as are reasonably acceptable to the Company.

“Asset” means any Independent Aircraft or Beneficial Interest purchased, or to be purchased, by a Purchaser pursuant to this Agreement.

“Assigned Lease” means, for any Lease the subject of an Assignment of Lease, such Lease as assigned to the relevant Purchaser or relevant Purchaser Entity (“New Lessor”), and as amended by the applicable Assignment of Lease.

“Assigned Property” has the meaning specified in Section 2.1.

“Assignment of Beneficial Interest” means an assignment of ownership interest in a Purchaser Entity from a BI Seller to a Purchaser substantially in the form of Exhibit A-1, A-2 or A-3, as applicable, hereto or in the Agreed Form.

“Assignment of Lease” means, for any Aircraft, a lease assignment and assumption agreement in the Agreed Form to be entered into among the Seller thereof or an Affiliate of such Seller (“Existing Lessor”), the Purchaser and/or New Lessor thereof and the relevant Lessee, under which the relevant Lease will be assigned, assumed and/or amended so that such Purchaser or New Lessor (as appropriate) will be substituted as lessor of such Aircraft in place of Existing Lessor.

“Assignment of Warranties” means, for any Aircraft, an assignment in the Agreed Form between the Seller thereof or an Affiliate of such Seller and the Purchaser, Purchaser Entity or New Lessor thereof, and consented to by the Manufacturer, of such Seller’s right, title and interest in the Manufacturer’s warranties in respect of such Aircraft, subject to the interests of the relevant Lessee.

“Average Base Value” means, for any Aircraft, the lesser of the mean and median of the “Base Values” in respect of such Aircraft rendered by each of the Appraisers; provided that, for any Substitute Aircraft, such appraisals shall be dated less than six months prior to the expected Delivery Date for such Substitute Aircraft.

“Base Aircraft Purchase Price” means, with respect to (i) any Aircraft (whether transferred as an Independent Aircraft or a BI Aircraft, but excluding any Substitute Aircraft), the “Aircraft Purchase Price” as set forth in Schedule 2 and (ii) any Substitute Aircraft, as may be mutually agreed between the Purchaser of that Substitute Aircraft and the Seller therof, subject always to receipt of a Rating Agency Confirmation and the prior written consent of the Policy Provider.

“Basic Rent” means, for any Lease, any scheduled rent thereunder, whether denominated as “Basic Rent”, “Rent” or otherwise, including any rent based on hours or cycles of operation of an Aircraft or Engine such as “power-by-the-hour amounts” and any payments for “excess hour or cycle amounts”, whether or not in addition to a base rent (which, for the avoidance of doubt, shall not include any Additional Rent).

“Basic Rent Adjustment” means, with respect to any Aircraft (whether transferred as an Independent Aircraft or a BI Aircraft, but excluding any Substitute Aircraft), the aggregate portion of any Basic Rent under the Lease for such Aircraft received (and any amounts debited from the Security Deposit relating to such Aircraft due to the nonpayment of such Basic Rent) by or on behalf of the Seller or an Existing Lessor of that Aircraft related to the period subsequent to the AP Closing Date through the Delivery Date or the BI Transfer Date, as applicable.

“Beneficial Interest” means, for any Purchaser Entity, 100% of the equity interest, both beneficial and of record, in such Purchaser Entity whether such be in the form of shares of a corporation, membership in a limited liability company or beneficial interest in a trust.

“BI Aircraft” means any Aircraft, title to which is held by any Purchaser Entity on the AP Closing Date (subject to Section 3.1).

“BI Seller” means either JET-i, or any other entity designated as a “BI Seller” on Schedule 1 hereof, as a Seller of the Beneficial Interest in a Purchaser Entity.

“BI Transfer Date” has the meaning specified in Section 2.1.

“Bill of Sale” means, for any Aircraft, an executed bill of sale from the Seller thereof to the Purchaser or relevant Purchaser Entity substantially in the form of Exhibit B (with such modifications as counsel to any Seller in any Delivery Location may advise as necessary or desirable) and, as necessary, any FAA Bill of Sale executed by the Seller thereof.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.

“Code” mean the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Babcock & Brown Air Funding I Limited, a Bermuda exempted company.

“Contracts” has the meaning specified in Section 8.3(x).

“Debt Allocation Amount” means, in respect of an Aircraft, the amount set forth for such Aircraft under the heading “Debt Allocation Amount” on Schedule 7.

“Debt Rate” means the rate per annum equal to sum of (a) the Applicable Rate of Interest with respect to the Class G-1 Notes and (b) the Policy Percentage (as defined in the Policy Fee Letter).

“Delivery” means, (a) for any Independent Aircraft, transfer of title to such Aircraft from the Seller thereof to the Company or any other Subsidiary of the Company, in accordance with Section 3.4(b) and the other provisions of this Agreement, and (b) for any BI Aircraft, Transfer of the Beneficial Interest of the Purchaser Entity that has title, or holds the Beneficial Interest in another Purchaser Entity that has title, to such BI Aircraft in accordance with Section 3.4(a) and the other provisions of this Agreement.

“Delivery Date” means, for any Asset, the date on which Delivery therefore occurs in accordance with this Agreement.

“Delivery Expiry Date” means the date that is 210 days after the AP Closing Date.

“Delivery Location” means, for any Aircraft, the location of such Aircraft at the time of Delivery as the Seller of that Aircraft shall designate, subject to Section 3.

“Designated Jurisdiction” means, subject to Section 3.2(a), a jurisdiction in which there is no adverse Tax consequence from a delivery or transfer of an Aircraft or a beneficial interest therein as a result of the Aircraft being located in such jurisdiction at the time of such delivery or transfer.

“Disclosure Letter” means the First Disclosure Letter or a Supplemental Disclosure Letter.

“Dollars” and “$” mean the lawful currency for the time being of the United States of America.

“Engine” means, in respect of any Aircraft, each engine for such Aircraft as described in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft or, where any such engine has been replaced under the terms of the relevant Lease and title to the replacement engine has passed to the owner of such replaced Engine, such replacement engine as described in the relevant Bill of Sale or Assignment of Beneficial Interest, as the case may be, together with all Parts belonging to, installed in or appurtenant to such engine and includes, where the context permits, a separate reference to the Aircraft Documents concerning such engine.

“Equity Allocation Amount” means, in respect of an Aircraft, the amount set forth for such Aircraft under the heading “Equity Allocation Amount” on Schedule 7.

“Event” has the meaning specified in Section 11(e).

“Event of Default” means, for any Aircraft, any event defined as such or as “Termination Event” or the like in the relevant Lease for that Aircraft.

“Event of Loss” means, for any Aircraft, any event defined as such or as “Casualty Occurrence” or “Total Loss” or the like in the Lease of that Aircraft.

“Existing Lessor” has the meaning ascribed thereto in the definition of “Assignment of Lease” herein.

“FAA Bill of Sale” means, with respect to any Aircraft the State of Registration of which is the United States of America, a Federal Aviation Administration Bill of Sale (AC Form 8050-2) to be executed by the Seller of that Aircraft in favor of the Purchaser or Purchaser Entity of that Aircraft, and upon Delivery, filed with the Air Authority of the United States of America.

“Final Determination” means (i)(A) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all appeals allowable by law by any party to the action have been exhausted or the time for filing such appeals has expired or (B) in any case involving United States federal income taxes where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in net operating loss carry forwards or business credit carry forwards, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., where all administrative appeals have been exhausted by all parties thereto), (ii) a closing agreement entered into (x) under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and (y) with the consent of any Seller affected thereby, (iii) the expiration of the time for instituting suit with respect to the claimed deficiency or (iv) the expiration of the time for instituting a claim for refund or, if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

“First Disclosure Letter” means a letter from JET-i or the applicable Seller to the Purchaser dated the date hereof setting out certain information as at the date hereof.

“Formation Agreement” means, for each Purchaser Entity and as of any date of determination, the formation document or trust agreement pursuant to which such Purchaser Entity was created, as amended or supplemented to such date.

“Government Entity” means:

(1)	any national government, political sub-division thereof, or local jurisdiction therein;
(2)	any instrumentality, board, commission, department, division, organ, court, exchange control authority, or agency of any thereof, however constituted; or
(3)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Guaranty” means the Guaranty of Babcock & Brown International Pty Ltd in respect of the transactions contemplated hereby in substantially the forms of Exhibit D hereto.

“Indenture” means the Trust Indenture dated as of [                  ] [      ], 2007, among the Company, the Initial Liquidity Facility Provider, the Policy Provider, the Cash Manager and the Indenture Trustee.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, as the trustee and operating bank under the Indenture.

“Independent Aircraft” means each Aircraft listed on Schedule 1 (other than any BI Aircraft but subject to Section 3.1) and, in each case, any Substitute Aircraft substituted therefore pursuant to Section 4.1.

“Independent Seller” means each Independent Seller listed on Schedule 1.

“Intercompany Lease” means, for any Aircraft, any lease therefore in the Agreed Form between the applicable Purchaser Entities.

“International Interest” has the meaning given to such term in the Cape Town Convention.

“International Registry” means the registry established pursuant to the Cape Town Convention.

“Investment Proceeds Adjustment” means, with respect to any Aircraft (whether transferred as an Independent Aircraft or a BI Aircraft, but excluding any Substitute Aircraft), an amount equal to the investment proceeds with respect to the Base Aircraft Purchase Price and after giving effect to any release of funds from the Aircraft Purchase Account as a result of the Basic Rent Adjustment for such Aircraft as provided in Section 3.04(j) of the Indenture) For purposes of this Agreement, investment proceeds shall be deemed to accrue at the rate of 4% per annum.

“JET-i” means JET-i Leasing LLC, a Delaware limited liability company.

“Lease” means, for any Aircraft, the aircraft lease agreement (as amended, supplemented, novated or assigned by any relevant Lease Document) between an Existing Lessor thereof and a Lessee of that Aircraft identified as such in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft.

“Lease Assignment Documents” has the meaning ascribed thereto in the Security Trust Agreement.

“Lease Documents” means, for any Aircraft, all agreements identified as such in Schedule 2 or the Substitute Aircraft Supplement, as applicable, concerning such Aircraft, including any Lease Novation or Assignment of Lease in respect of that Aircraft, as such may be amended by any Disclosure Letter the contents of which have been agreed to by the Purchaser, and any Intercompany Lease with respect to that Aircraft.

“Lease Novation” means, for any Independent Aircraft, a lease novation and amendment agreement therefore in the Agreed Form, to be entered into among the Purchaser thereof and/or the New Lessor, the Existing Lessor thereof as lessor and the relevant Lessee, under which the relevant Lease will be novated and amended so that such Purchaser or New Lessor (as appropriate) will be substituted as lessor of such Aircraft in place of such Existing Lessor.

“Lessee” means, for any Aircraft, the lessee of such Aircraft as identified in Schedule 2 or the Substitute Aircraft Supplement for that Aircraft, as applicable, and includes where the context permits a separate reference to the lessee under an Intercompany Lease.

“Lessee Encumbrance” means, for any Aircraft, any Encumbrance which is (i) created by or is attributable to the acts, omissions, debts or liabilities of the Lessee of that Aircraft or its Affiliates or (ii) attributable to any claim payable by or indemnified against the Lessee of that Aircraft.

“Lessee Furnished Equipment” means, for any Aircraft, those appliances, parts, accessories, instruments, navigational and communications equipment, furnishings modules, components and other items of equipment installed in or furnished with such Aircraft at Delivery and ownership of which is not required pursuant to the relevant Lease to vest in or be transferred to the lessor or owner of such Aircraft, as the case may be.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Applicable Law (including, without limitation, any environmental law), and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Losses” has the meaning specified in Section 10.1.

“Maintenance Adjustment” means, with respect to any Aircraft (whether transferred as an Independent Aircraft or a BI Aircraft, but excluding any Substitute Aircraft), the amount of any maintenance contribution obligations, airworthiness directive cost sharing obligations and similar obligations of a lessor in respect of such Aircraft in respect of any claim therefore under a Lease made and paid by the Seller or Existing Lessor of that Aircraft after the AP Closing Date and through the Delivery Date of that Aircraft.

“Manufacturer” means, for any Aircraft, the manufacturer thereof as identified in Schedule 2 or the Substitute Aircraft Supplement for that Aircraft, as applicable, and includes where the context permits a separate reference to the manufacturer of each Engine as identified in Schedule 2 or the Substitute Aircraft Supplement for that Aircraft, as applicable.

“Material Damage” means, for any Aircraft, damage to such Aircraft in excess of 25% of the applicable Aircraft Value.

“Material Default” means, for any Lease, an event of default as provided under that Lease:

(1)	consisting of failure to pay Rent or Additional Rent when due if such delinquency is in excess of thirty days from the due date (a “Payment Default”) or any non-payment Event of Default;
(2)

consisting of the failure to maintain any insurance under such Lease, which failure is known to JET-i or the Seller of the Aircraft subject to such Lease or of the Beneficial Interest of the Purchaser Entity holding title to such Aircraft; or

(3)	due to the bankruptcy, insolvency or similar event with respect to the Lessee unless, in any such case, such Event of Default, Payment Default, insurance or bankruptcy default has been disclosed to each Rating Agency and the Policy Provider prior to the AP Closing Date.

“Negative Hedge Breakage Costs” means, in respect of any Aircraft, an amount equal to the amount allocable to such Aircraft that is payable by any Issuer Group Member to a Hedge Provider due to an early termination of any Hedge Agreement resulting from the non-delivery of, or deemed rescission of the transfer in respect of, such Aircraft.

“New Lessor” has the meaning ascribed thereto in the definition of “Assigned Lease” herein.

“Novated Lease” means, for any Lease subject to a Lease Novation, such Lease as novated to the New Lessor of the Aircraft the subject of such Lease, and as amended by such Lease Novation.

“Operative Documents” means, for any Aircraft, (a) this Agreement, (b) the Guaranty, (c) the Bill of Sale, (d) either any Lease Novation or Assignment of Lease therefore, and (e) in the case of any BI Aircraft, the Assignment of Beneficial Interest together with, in case of Beneficial Interests consisting of capital stock or equity interest, certificates representing such Beneficial Interest duly issued and registered in the name of the Purchaser.

“Order” means any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (in each case whether preliminary or final).

“Parts” shall mean for any Aircraft any part, component, appliance, accessory, instrument or other item of equipment (other than any of the Engines) installed in or furnished with or attached to that Aircraft at its Delivery title to which immediately prior to the sale pursuant to this Agreement is vested in Seller of that Aircraft (or, the case of a Delivery by Transfer of a Beneficial Interest, the Purchaser Entity holding title to that Aircraft) except Lessee Furnished Equipment.

“Paying Party” has the meaning specified in Section 5.7.

“Payment Default” has the meaning ascribed thereto in the definition of “Material Default” herein.

“Permits” has the meaning specified in Section 8.3.

“Permitted Encumbrance” means:

(1)	any Purchaser Encumbrance;
(2)	the rights conferred by the Lease Documents; and
(3)	any Lessee Encumbrances that are permitted under the Lease Documents.

“Policy Provider” means Ambac Assurance Corporation.

“Positive Hedge Breakage Costs” means, in respect of any Aircraft, an amount equal to the amount allocable to such Aircraft that is payable to any Issuer Group Member by a Hedge Provider due to an early termination of any Hedge Agreement resulting from the non-delivery of, or deemed rescission of the transfer in respect of, such Aircraft.

“Pre-Closing Taxes” has the meaning specified in Section 11(d)(iv).

“Pre-Closing Tax Returns” has the meaning specified in Section 11(d)(iii).

“Priority Search Certificate” shall have the meaning set forth in the regulations adopted pursuant to the Cape Town Convention.

“Purchaser” means, for any Asset, the purchaser of such Asset pursuant to this Agreement, which shall be the Company or, in the case of any Independent Aircraft, a Subsidiary of the Company as designated in writing by the Company at least three Business Days (or such shorter period as may be agreed) prior to the relevant Delivery Date.

“Purchaser Corporate Entity” means any Purchaser Entity designated as a Purchaser Corporate Entity in Schedule 6 hereto.

“Purchaser Encumbrance” means any Encumbrance which is created by or results from debts or liabilities or actions or omissions of any Purchaser of an Asset or its Affiliates.

“Purchaser Entity” means any of the entities listed in Schedule 6 hereto.

“Purchaser Indemnitees” means the Company, any Subsidiary of the Company, each other Purchaser, the Security Trustee, the Trustee, the Directors, the holders of the Class A Shares, the Policy Provider and any of their respective successors and assigns, shareholders (except in the case of the shareholders of the holders of the Class A Shares), subsidiaries, Affiliates, directors, trustees, servants, agents and employees.

“Purchaser Non-Corporate Entity” means any Purchaser Entity designated as a Purchaser Non-Corporate Entity Partnership in Schedule 6 hereto.

“Purchaser State Corporate Entity” has the meaning set forth in Section 8.6.

“Receiving Party” has the meaning specified in Section 5.7.

“Remaining Aircraft” has the meaning specified in Section 4.1(a).

“Retained Rights” has the meaning specified in Section 2.1.

“Security Deposit” means, for any Aircraft, the amount (whether in the form of cash, a letter of credit, guarantee, promissory note or otherwise) set forth opposite the term “Security Deposit” in respect of such Aircraft on Schedule 2 (updated by the Seller of that Aircraft (or, in the case of a BI Aircraft, the Seller of the Beneficial Interest in the Purchaser Entity holding title to that Aircraft) for any additions to or applications or repayments in respect of such Security Deposits made on or after the AP Closing Date and prior to the Delivery Date for that Aircraft) or the Substitute Aircraft Supplement for that Aircraft, as applicable, in each case paid to the applicable lessor and not applied or repaid as of the Delivery Date for that Aircraft, together with any interest thereon required under the terms of the applicable Lease to be paid to or to accrue in favor of the Lessee thereunder to such Delivery Date.

“Seller” means with respect to any Asset, the BI Seller or the Independent Seller, as the case may be, selling such Asset. For the avoidance of doubt, Seller shall not mean any seller of aircraft or any other asset to any of the Purchasers other than pursuant to this Agreement.

“Seller Group” has the meaning specified in Section 11(c).

“Seller Indemnitees” means the Sellers, JET-i and any of their respective successors, assigns, shareholders, subsidiaries, Affiliates, directors, trustees, servants, agents, and employees.

“Servicer” means Babcock & Brown Aircraft Management LLC, a Delaware limited liability company, and Babcock & Brown Aircraft Management (Europe) Limited, an Irish corporation.

“State of Registration” means, for any Aircraft, the country identified in Schedule 2 for that Aircraft or the Substitute Aircraft Supplement for that Aircraft, as applicable, concerning such Aircraft.

“Subsidiary” of any Person means a corporation, company or other entity: (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by such Person, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person; provided that in each case, such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or controls exists.

“Substitute Aircraft” has the meaning specified in Section 4.1(b).

“Substitute Aircraft Adjustment Amount” means, with respect to a Substitute Aircraft and the related Remaining Aircraft, the sum of (a) the difference (whether positive or negative) obtained by subtracting (i) the amount obtained by subtracting (u) the amount of maintenance contributions, airworthiness directive cost sharing payments and other similar payments made by or on behalf of the Seller or an Existing Lessor of that Substitute Aircraft under a Lease for such Substitute Aircraft after the AP Closing Date from (v) the amount of Additional Rent received by or on behalf of the Seller or an

Existing Lessor of that Substitute Aircraft under the Lease for such Substitute Aircraft after the AP Closing Date, from (ii) the amount obtained by subtracting (x) the amount of maintenance contributions, airworthiness directive cost sharing payments and other similar payments made by or on behalf of the Seller or an Existing Lessor of that Remaining Aircraft for such Remaining Aircraft after the AP Closing Date from (y) the amount of Additional Rent received by the Seller or an Existing Lessor of that Remaining Aircraft for such Remaining Aircraft after the AP Closing Date and (b) the difference (whether positive or negative) obtained by subtracting (i) the sum of the portions of any Basic Rent under the Lease for such Substitute Aircraft received (and any amounts debited from the Security Deposit relating to such Substitute Aircraft due to the nonpayment of such Basic Rent) by or on behalf of the Seller or an Existing Lessor of that Remaining Aircraft related to the period subsequent to the AP Closing Date from (ii) the sum of the portions of any Basic Rent under the Lease for such Remaining Aircraft received (and any amounts debited from the Security Deposit relating to such Remaining Aircraft due to the nonpayment of such Basic Rent) by or on behalf of the Seller or an Existing Lessor of that Remaining Aircraft related to the period subsequent to the AP Closing Date.

“Substitute Aircraft Supplement” means, for any Substitute Aircraft, a supplement to this Agreement in the Agreed Form which, among other things, sets forth such matters as the seller and the Purchaser shall agree apply specifically to such Substitute Aircraft, as provided in Section 4.1(c).

“Supplemental Disclosure Letter” means, (a) for any Independent Aircraft, a letter from JET-i or the Seller of that Independent Aircraft to the Purchaser thereof setting out certain information as of the Delivery Date for such Aircraft and (b) for any BI Aircraft, a letter from JET-i or the Seller of that BI Aircraft to the Purchaser thereof setting out certain information as of the relevant BI Transfer Date.

“Taxes” means any and all present and future sales, use, personal property, customs, ad valorem, value added, turnover, franchise, windfall or other profits, payroll, capital stock, employment, social security, workers’ compensation, unemployment compensation, stamp, transfer, excise, interest equalization, income, gross receipts, limited liability company minimum, limited partnership minimum or other taxes, fees, withholdings, imposts, duties, deductions, levies, or other charges of any nature, together with any penalties, fines, or interest thereon, imposed, levied, or assessed by, or otherwise payable to, any Government Entity.

“Tax Return” with respect to any entity means a report, return or other information (including any amendments) required to be supplied to a Government Entity with respect to Taxes of such entity including, information returns and, where permitted or required, combined or consolidated returns for any group of entities that include the entity.

“Tax Sharing Agreement” has the meaning specified in Section 11(d)(i).

“Transfer” means the sale, conveyance and transfer of any Beneficial Interest.

“Transfer Tax Jurisdiction” has the meaning specified in Section 11(a).

“Treasury Regulations” means proposed, temporary or final regulations promulgated under the Code by the United States Treasury Department.

1.2

In addition to the terms defined in Section 1.1, and for all purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

1.3	(a)	In this Agreement, unless the contrary intention is stated, a reference to:
(i)	each of “JET-i”, any “Seller”, the “Company”, any “Purchaser” or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it or any permitted assignee;
(ii)	words in the plural include the singular and vice versa;
(iii)	any document includes that document as amended, novated or supplemented, in each case in accordance with its terms;
(iv)

a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, convention, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted; and

(v)	a Section, an Exhibit or a Schedule is a reference to a section of or an exhibit or a schedule to this Agreement.
(b)	The headings in this Agreement are to be ignored in construing this Agreement.

2.	SALE AND PURCHASE
2.1

On the AP Closing Date, or as promptly thereafter as practical (but no later than the Delivery Expiry Date), and upon the satisfaction of all of the conditions precedent in Sections 6 and 7 with respect to all of the BI Aircraft then owned by a Purchaser Entity (each such date, the “BI Transfer Date” for such Purchaser Entity), the Purchaser of the Beneficial Interest in that Purchaser Entity will purchase from the BI Seller thereof and concurrently therewith, that BI Seller will sell to that Purchaser, such Beneficial Interest by delivery to the Purchaser of an Assignment of Beneficial Interest in the form of Exhibit A-1, A-2 or A-3, as applicable, hereto, dated such BI Transfer Date, and in the case of a Beneficial Interest consisting of capital stock or equity interest certificates, certificates (with all required stock transfer tax having been paid) evidencing such Beneficial Interest, conveying to the Purchaser outright and unconditionally all of the BI Seller’s right, title and interest in, to and under such Beneficial Interest of such Purchaser Entity, including, without limitation, all of the BI Seller’s rights as shareholder, member or beneficiary, as the case may be, of such Purchaser Entity, any rights to any applicable

Security Deposit or Additional Rent but excluding any Additional Rent paid on or prior to the AP Closing Date, together with all other agreements, contracts, documents and instruments evidencing any of such right, title and interest as well as the proceeds of all thereof, in each case free from any Encumbrances other than Permitted Encumbrances (individually or collectively, the “Assigned Property” for such Purchaser Entity) on, and subject to, the terms and conditions contained in this Agreement; reserving to such Seller all claims for indemnities payable to such Seller (or the applicable Purchaser Entity) under the related Lease(s) in respect of any act or omission or events occurring prior to the AP Closing Date for such Purchaser Entity (the “Retained Rights” for the Aircraft relating to or for such Purchaser Entity). For the avoidance of doubt, except in the case of a Substitute Aircraft or an undelivered Aircraft as provided in Section 4, all Basic Rent paid in respect of the period prior to, and Additional Rent paid on or prior to, the AP Closing Date shall be retained by or paid over to, as the case may be, the applicable BI Seller and all Basic Rent paid in respect of the period on or after, and Additional Rent paid after, the AP Closing Date shall be credited to or retained by or paid over to, as the case may be, the applicable Purchaser. Effective as of the BI Transfer Date for each Purchaser Entity, on, and subject to, the terms and conditions contained in this Agreement, the Purchaser agrees to accept the assignment of the Assigned Property for such Purchaser Entity from the BI Seller and, subject to Section 3.5, assume and undertake all of the duties, obligations and liabilities of the BI Seller with respect to such Assigned Property arising and to be performed on or after such BI Transfer Date and agrees to be bound by all the terms of and to undertake all of the duties, obligations and liabilities arising after such BI Transfer Date of the BI Seller with respect to the Assigned Property for such Purchaser Entity. Each Purchaser with respect to a Retained Right shall take such actions or pursue such claims as reasonably requested to by the Seller; provided that (i) all costs incurred by the Purchaser shall be for the Seller’s account, (ii) the Seller agrees to indemnify the Purchaser for any costs or liabilities incurred in connection with such action or pursuit of claim, (iii) such action or pursuit of claim shall not be inconsistent with a Purchaser’s obligations under any of the Operative Documents and (iv) such Purchaser shall not be required to take any action, or refrain from taking any action, to the extent that taking such action, or refraining from taking such action, would violate or contravene any applicable law, ordinance, rule, regulation or court order.

2.2

With respect to each Independent Aircraft, on or after the AP Closing Date (but no later than the Delivery Expiry Date), and upon the satisfaction of all of the conditions precedent in Sections 6 and 7 with respect to that Independent Aircraft, the Purchaser of that Independent Aircraft will purchase from such Independent Seller and concurrently therewith, such Independent Seller will sell to such Purchaser, such Independent Aircraft, including, without limitation, the Aircraft Documents and any applicable Security Deposit or Additional Rent, but excluding any Additional Rent paid on or prior to the AP Closing Date and Retained Rights, on and subject to the terms and conditions contained in this Agreement (including, without limitation, the execution of a Lease Novation or Assignment of Lease (as the case may be) in respect of such Independent Aircraft and delivery of the Lease Documents therefore), each in its “AS IS” and “WHERE IS” condition at the relevant Delivery Location, free from any Encumbrances other than Permitted Encumbrances. For the avoidance of doubt, except in the case of a Substitute Aircraft or an undelivered Aircraft as provided in Section 4, all Basic Rent paid in respect of the period prior to, and all Additional Rent paid on or prior to, the AP Closing Date shall be retained by the applicable Seller and all Basic Rent paid in respect of the period on and after, and Additional Rent paid after, the AP Closing Date shall be credited to or paid over to, as the case may be, the applicable Purchaser. Each Purchaser with respect to a Retained Right shall take such actions or pursue such claims as reasonably requested to by the Seller; provided that (i) all costs incurred by the Purchaser shall be for the Seller’s account, (ii) the Seller agrees to indemnify the Purchaser for any costs or liabilities incurred in connection with such action or pursuit of claim, (iii) such action or pursuit of claim shall not be inconsistent with a Purchaser’s obligations under any of the Operative Documents, and (iv) such Purchaser shall not be required to take any action, or refrain from taking any action, to the extent that taking such action, or refraining from taking such action, would violate or contravene any applicable law, ordinance, rule, regulation or court order.

2.3

The parties hereto acknowledge, consent and agree that from and after the AP Closing Date to the Delivery Date of an Aircraft, that Aircraft shall be subject to the Administrative Services Agreement as attached as Exhibit G hereto and the Servicing Agreement as attached as Exhibit F hereto on the terms and conditions provided herein and therein; provided that (without prejudice to the terms of the Administrative Services Agreement or the Servicing Agreement) from and after the Delivery Expiry Date an Aircraft shall cease to be subject to the Administrative Services Agreement and the Servicing Agreement upon payment by the Seller of that Aircraft of the amount specified in Section 4.2 in respect of that Aircraft. Each party hereto further agrees that, from and after the AP Closing Date, it shall reasonably cooperate with, and take such action as may be reasonably requested by, the Servicer under the Servicing Agreement to allow it to perform the servicing of the Aircraft in accordance with the Servicing Agreement.

3.	DELIVERY AND ACCEPTANCE
3.1

Each BI Seller of a Beneficial Interest in a Purchaser Entity and the Purchaser of that Beneficial Interest shall use commercially reasonable efforts to cause the Transfer of that Beneficial Interest to occur on or as soon as reasonably practicable after the AP Closing Date, and each of the Independent Sellers of an Aircraft and the Purchaser of that Aircraft shall use commercially reasonable efforts to cause Delivery of that Independent Aircraft to occur on or as soon as reasonably practicable after the AP Closing Date, in each case subject to the other terms and conditions of this Agreement but in no event later than the Delivery Expiry Date. Delivery of the Independent Aircraft need not take place concurrently or in the order set out in Schedule 2.

3.2	The Seller of any Independent Aircraft shall use its commercially reasonable efforts to arrange for the Delivery Location for such Aircraft to be in a jurisdiction:
(a)

where such Seller has determined, in its sole discretion, that there are no Taxes that would be imposed upon such Seller, the Purchaser thereof or the Aircraft as a result of the transfer of title to the applicable Aircraft to such Purchaser as a result of the Aircraft or any part thereof being located in that jurisdiction; provided that such Seller may (but shall not be obligated to) complete any sale where such

Taxes would be imposed on such Seller and, with the prior written consent of the Purchaser thereof and subject to Section 11, such Seller may (but shall not be obligated to) complete any sale where such Taxes would be imposed on such Purchaser (in which case, the “Designated Jurisdiction” for such Aircraft shall be deemed to be the jurisdiction in which such Aircraft is located when such sale is completed); and

(b)

where the security, if any, contemplated by the applicable Assignment of Lease, Lease Novation or any related Lease Document to be granted to the Purchaser or New Lessor thereof would be effective relative to such Aircraft; and

(c)

where the security contemplated by the Security Trust Agreement with respect to the applicable Lease, and, in the case of Aircraft registered in the United States or Ireland, the Aircraft, would be effective under the governing law of the Security Trust Agreement.

In the case of any BI Aircraft, the relevant BI Seller shall use commercially reasonable efforts to cause the Delivery Location for such Aircraft to be in a jurisdiction where such BI Seller has determined, in its sole discretion, that there are no Taxes that would be imposed upon such Seller, the Purchaser thereof, the Purchaser Entity or such Aircraft as a result of the Transfer of Beneficial Interest relating to such BI Aircraft to such Purchaser, subject in all cases to the proviso set forth in Section 3.2(a) above.

3.3

The Seller of an Aircraft shall use reasonable efforts to keep the Company advised as to any information of which such Seller becomes aware as to the intended whereabouts of each Independent Aircraft on the expected Delivery Date therefore and of each BI Aircraft on the expected BI Transfer Date relating to such BI Aircraft. Each Purchaser shall, subject to the terms and conditions of this Agreement and using reasonable efforts, cooperate with the Seller of each Aircraft (at such Seller’s cost) so as to allow the Delivery relating to such Independent Aircraft, as the case may be, to occur when such Aircraft is at the Delivery Location therefore. In the event that the Seller of an Aircraft reasonably believes that the jurisdiction of the Delivery Location is a jurisdiction where there may be Taxes imposed upon any Seller Indemnitee or any Purchaser Indemnitee as a result of the transfer of the Seller’s interest in the applicable Aircraft or Purchaser Entity to the Purchaser or for which the Seller would otherwise be liable under Section 11 hereof, the Seller may, to the extent a favorable Delivery Location cannot be arranged, elect to treat such Aircraft as a Remaining Aircraft.

3.4	(a)

For each BI Aircraft, on the Delivery Date therefore, subject to the satisfaction of the conditions precedent set out in Section 7.1 and Exhibit E-1 applicable thereto, the Seller thereof shall be deemed to have tendered such BI Aircraft for Delivery. On each BI Transfer Date, subject to the satisfaction of the conditions precedent set out in Sections 6 and 7 applicable thereto, the BI Seller shall execute an Assignment of Beneficial Interest in the form of Exhibit A-1, A-2 or A-3, as applicable, attached hereto, and in the case of a Beneficial Interest consisting of capital stock or equity interest certificates cause the certificates representing the Beneficial Interest to be duly registered in the name of the Purchaser of the related

Purchaser Entity and subject to Section 3.2, the Transfer of the Beneficial Interest effected thereby shall take place while the Aircraft owned or leased by the related Purchaser Entity is at the Delivery Location therefore.

(b)

For each Independent Aircraft, on the Delivery Date therefore, subject to satisfaction of the conditions precedent set out in Sections 6 and 7 applicable thereto, the Seller thereof shall tender such Independent Aircraft for Delivery. Delivery and acceptance of each Independent Aircraft hereunder shall take place while such Independent Aircraft is located at the Delivery Location therefore, by such Seller executing and delivering to such Purchaser a Bill of Sale. Thereupon, full legal and beneficial title to such Independent Aircraft, free from Encumbrances other than Permitted Encumbrances, shall pass from the Seller thereof to the Purchaser thereof. Simultaneously with delivery to the Purchaser of the Bill of Sale, title to the Aircraft Documents therefore shall pass to such Purchaser and, as provided in the Lease Novation or the Assignment of Lease for such Independent Aircraft, as applicable, the Lease related thereto shall be novated or assigned (as the case may be) upon the Delivery of such Independent Aircraft.

3.5

The risk of the existence of any unrepaired Material Damage or the occurrence of an Event of Loss with respect to an Aircraft shall be retained by the applicable Seller thereof until the delivery of the related Assignment of Beneficial Interest on the applicable BI Transfer Date in the case of any BI Aircraft or the delivery of the related Bill of Sale on the applicable Delivery Date in the case of any Independent Aircraft. Effective upon such deliveries on the Delivery Date of an Independent Aircraft or the BI Transfer Date of a BI Aircraft, all risk of loss of, or damage to, each Aircraft (other than a Substitute Aircraft) and the Aircraft Documents relating thereto shall pass from the Seller thereof to the Purchaser thereof, and the risk of loss of, or damage to, each Substitute Aircraft and the Aircraft Documents related thereto shall pass from the Seller thereof to the Purchaser thereof upon delivery of the Bill of Sale for such Aircraft to such Purchaser by such Seller or upon delivery of the Assignment of Beneficial Interest in respect thereof, as the case may be, pursuant to Section 3.4(a) or (b).

3.6

Each Aircraft to be sold hereunder shall be delivered to the Purchaser (or in the case of the BI Aircraft, deemed delivered on the applicable BI Transfer Date to the Company) “AS IS” and “WHERE IS”, at the Delivery Location and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET OUT IN SECTION 12 but without limiting any representation, warranty or covenant of JET-i or any other Seller expressly set forth herein and/or in the Bill of Sale and/or Assignment of Beneficial Interest for, or in respect of, such Aircraft (together with, in the case of any Beneficial Interest consisting of capital stock or equity interest, the certificate representing the same) delivered pursuant to this Agreement. Subject to receipt or satisfaction or waiver of the conditions precedent referred to in Section 7 applicable thereto and the other provisions of this Agreement, each Purchaser of an Aircraft or of the related Beneficial Interest shall unconditionally accept such Aircraft or Beneficial Interest for all purposes hereunder upon tender of a Bill of Sale or of an Assignment of Beneficial Interest (together with, in the case of any Beneficial Interest consisting of capital stock or equity interest certificates representing the same), as the case may be, in accordance with Section 3.4 and the other provisions of this Agreement in the condition in which such Aircraft exists on the Delivery Date (or in the case of any BI Aircraft, on the applicable BI Transfer Date). Acceptance by any Purchaser of a Bill of Sale in respect of any Aircraft or of an Assignment of Beneficial Interest in respect of any Aircraft then owned by any Purchaser Entity pursuant to such Assignment of Beneficial Interest thereof shall constitute an acknowledgement by such Purchaser for the purposes of this Agreement that such Aircraft is in every respect satisfactory to such Purchaser; provided that the foregoing is not intended nor shall the same be construed as a waiver by such Purchaser of any claim that it may have against the Guarantor or any other Seller for breach of any representation, warranty or covenant expressly contained in this Agreement.

3.7

Prior to the Delivery of any Aircraft, the Purchaser of that Aircraft and/or its agents, representatives and designees shall have the right, on reasonable prior notice and at such Purchaser’s cost and expense, to inspect such Aircraft on and subject to the terms of the applicable Lease.

4.	SUBSTITUTE AND UNDELIVERED AIRCRAFT
4.1	(a)

If any Seller is unable to effect Delivery of, or Transfer with respect to, any Aircraft at any time prior to the 30th day before the Delivery Expiry Date for any reason (including, without limitation, the failure of one or more of the conditions set forth in Exhibit E-1 or E-2 or Sections 6 or 7, but excluding an Event of Loss or Material Damage in respect of such Aircraft), then, in each such case, such Aircraft shall become a “Remaining Aircraft” and the provisions of Section 4.1(b) and (c) and Section 4.2 shall apply.

(b)

If an Aircraft becomes a Remaining Aircraft, then the Seller of that Aircraft shall (x) promptly inform the Purchaser thereof and the Policy Provider of such event and specifying the reason therefore and (y) use reasonable commercial efforts to designate in lieu thereof one or more substitute aircraft that is reasonably acceptable to the Company to be delivered on or before the Delivery Expiry Date. Any such designated substitute aircraft shall (i) be subject to an operating lease contract containing the Core Lease Provisions, (ii) have the same or greater Average Base Value as of the date of Delivery thereof as such undelivered Remaining Aircraft as of the Delivery of the Substituted Aircraft, (iii) upon Delivery, not result in a Concentration Default under the Indenture, (iv) be subject to an operating lease contract or contracts providing for a similar rent profile and term as such undelivered Remaining Aircraft, (v) have a similar remaining useful life as such undelivered Remaining Aircraft, (vi) not be a cargo or regional jet aircraft or, if such Substitute Aircraft is a cargo or regional jet aircraft, it is being substituted for an Aircraft of the same category and (vii) be a substitute aircraft in respect of which the Seller shall have obtained a Rating Agency Confirmation and the prior written consent of the Policy Provider with respect to the substitution of such Remaining Aircraft (each, a “Substitute Aircraft”).

(c)

At least three Business Days but not more than five Business Days prior to the Delivery Date of a Substitute Aircraft, (i) the Seller thereof shall provide the Company, the Indenture Trustee, the Policy Provider and the Administrative Agent a certification of (x) the amount of maintenance contributions made and Additional Rent received by the relevant lessor for such Substitute Aircraft after the AP Closing Date, and (y) the amount of maintenance contributions made by or on behalf of the Seller thereof and Additional Rent received for the related Remaining Aircraft after the AP Closing Date, and on such Delivery Date, each of the Seller and the Company shall confirm such amounts to the Indenture Trustee, the Policy Provider and the Administrative Agent. Upon the Delivery of a Substitute Aircraft, the Remaining Aircraft which was replaced by such Substitute Aircraft shall cease to be subject to this Agreement and all rights and obligations of the parties hereunder concerning such Remaining Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Remaining Aircraft, except as to any matters (other than the matters referred to in Section 4.1(b)) which may be agreed as to such Substitute Aircraft, which shall be set forth in a Substitute Aircraft Supplement, except that the substitution of any Aircraft shall not effect the Seller’s obligations under Section 4.2 (provided always that, for the avoidance of doubt, until a Substitute Aircraft is so delivered for a Remaining Aircraft, such Remaining Aircraft shall continue to be subject to this Agreement). On the Delivery Date of a Substitute Aircraft, the Purchaser of that Substitute Aircraft shall pay the Seller thereof an amount equal to the amount that would have been paid with respect to the Remaining Aircraft pursuant to Section 5.1 on such Delivery Date, plus, if such amount is a negative number, the Substitute Aircraft Adjustment Amount for such Aircraft or less, if such amount is a positive number, the Substitute Aircraft Adjustment Amount for such Aircraft and, in any event transfer any Security Deposits for such Substitute Aircraft in the ,manner set forth in Section 5.1(a).

(d)

If an Aircraft (including a BI Aircraft) shall have suffered an Event of Loss or Material Damage, the Seller of that Aircraft may, but shall not be obligated to, designate a Substitute Aircraft in respect of such Aircraft, and, if no Substitute Aircraft shall have been designated therefore as provided above, then the Seller of that Aircraft shall have no obligation to deliver and the Purchaser thereof shall have no obligation to accept delivery of such Aircraft hereunder.

4.2

If any Aircraft shall not have been delivered on or prior to the Delivery Expiry Date for any reason (whether as a result of an Event of Loss or otherwise), or if the Beneficial Interest of any Purchaser Entity is not transferred on or prior to the Delivery Expiry Date for any reason, and provided no Substitute Aircraft shall have been delivered in substitution therefore on or prior to the Delivery Expiry Date then on such date JET-i irrevocably and unconditionally agrees to pay, and, without duplication thereof, the Seller thereof irrevocably and unconditionally agrees to pay, to the Purchaser of that Aircraft an amount equal to the Aircraft Refund Amount with respect to such Aircraft, less the Base Aircraft Purchase Price for such Aircraft, less any Investment Proceeds Adjustment for such Aircraft.

4.3

Except as otherwise expressly provided in Sections 4.1, 4.2 and 5.3, if Delivery of an Aircraft (or Beneficial Interest pertaining thereto) under this Agreement is delayed or does not occur for any reason outside the control of the Seller of such Aircraft, including by reason of the lack of cooperation of any Lessee or other person (other than such Seller or any of its Affiliates), the Seller thereof will not be responsible for any damages, losses, including loss of profit, costs, expenses, liabilities, demands, payments, claims or action arising from or in connection with the delay or failure suffered or incurred by the Purchaser.

5.	PAYMENTS
5.1

Subject to the satisfaction or waiver by the Purchaser of the conditions precedent in Section 7, the Purchaser of an Aircraft shall pay to the Seller of that Aircraft, on the Delivery Date if an Independent Aircraft or on the BI Transfer Date if a BI Aircraft, the Base Aircraft Purchase Price for the Independent Aircraft or BI Aircraft delivered on such date, plus any Investment Proceeds Adjustment for such Aircraft, less any Basic Rent Adjustment for such Aircraft, less any Additional Rent Adjustment for such Aircraft, plus any Maintenance Adjustment for such Aircraft, subject to receipt by such Purchaser of the following:

(a)	an amount equal to the Security Deposits held by or on behalf of each Existing Lessor in cash (if any) for such Aircraft;
(b)

an opinion of in house counsel to the Guarantor in the Agreed Form as to the due execution and delivery of the Guaranty and as to such other matters relating thereto as such Purchaser may reasonably request;

(c)	the Guaranty duly executed and delivered by Babcock & Brown International Pty Ltd on the AP Closing Date;
(d)

a certification in the Agreed Form from a duly authorized officer of the Seller of that Aircraft to the effect that the representations and warranties of each Seller set forth herein are true and correct as of the AP Closing Date and as of the Delivery Date for that Aircraft;

(e)

a copy, certified by a duly authorized officer or representative of the Seller of that Aircraft to be a true, complete and up-to-date, of the certificate of incorporation and by-laws or other organizational documents of such Seller and, on the AP Closing Date only, a copy, certified by a duly authorized officer or representative of the Guarantor to be a true, complete and up-to-date, of the certificate of incorporation and by-laws or other organizational documents of the Guarantor;

(f)

a copy, certified by a duly authorized officer or representative of the Seller of that Aircraft to be a true, complete and up-to-date, of the resolutions of the Board of Directors (or duly authorized committee thereof) or other governing board or body of the Seller or an Affiliate of the Seller, (i) approving the transactions contemplated by this Agreement, the Guaranty and the other Operative Documents to which such Seller is a party, and (ii) authorizing a Person or

Persons to sign and deliver on behalf of such Seller, this Agreement, the Guaranty and the other Operative Documents to which such Seller is a party and any notices or other documents to be given pursuant hereto or thereto and, on the AP Closing Date only, a copy, certified by a duly authorized officer or representative of the Guarantor to be a true, complete and up-to-date, of the resolutions of the Board of Directors (or duly authorized committee thereof) or other governing board or body of the Guarantor, (i) approving the transactions contemplated by this Agreement and the Guaranty, and (ii) authorizing a Person or Persons to sign and deliver on behalf of such Seller, the Guaranty and any notices or other documents to be given pursuant thereto;

(g)

with respect to the transfer of a BI Aircraft, certified copies of organizational documents (including certificates or articles of incorporation, by-laws, limited liability company agreements, Formation Agreements and documents of a similar nature) of the related Purchaser Entity (if then in existence); and

(h)	the First Disclosure Letter.
5.2

The payment of the Base Aircraft Purchase Price for an Asset pursuant to Section 5.1 in an amount up to the Equity Allocation Amount for the related Aircraft may be made by delivery and endorsement, in form and substance reasonably acceptable to the Seller of that Asset, by the Company to such Seller of a promissory note of such Seller or its Affiliates in principal amount equal to the portion of the Base Aircraft Purchase Price so paid; provided that such promissory note was issued to the Company in the private placement of shares of the Company to the Sellers and their Affiliates on the AP Closing Date.

5.3

From and after the AP Closing Date and to and including the earlier to occur of the Delivery Expiry Date and the Delivery Date for any Aircraft (if other than the AP Closing Date), the Seller of that Aircraft shall cause the Servicer under the Servicing Agreement to perform rent collection services under the Servicing Agreement and shall cause the Servicer to deliver to the Company notice of any and all rent and other sums paid by the Lessees under the Leases (except loss proceeds in respect of Material Damage or an Event of Loss in respect of an Aircraft) and received by or on behalf of the relevant Existing Lessor under the related Lease in respect of any period from and after the AP Closing Date, and with respect to amounts received in payment of rent under such Lease, in respect of any period from and after the AP Closing Date, identifying the Lease under which such payment was received and the nature of the payment whether constituting Basic Rent, Additional Rent or otherwise. From and after the AP Closing Date and until the Delivery Date of an Aircraft, all maintenance contribution obligations, airworthiness directive cost sharing obligations and similar obligations of a lessor in respect of the Aircraft in respect of any claim therefore under a Lease made after the AP Closing Date shall be the obligation of the Seller of that Aircraft, subject to reimbursement therefore by the Purchaser of that Aircraft on its Delivery Date by way of an upwards adjustment to the Aircraft Purchase Price for such Aircraft as provided in Section 5.2. Notwithstanding the foregoing, in respect of any Aircraft which suffers an Event of Loss or unrepaired Material Damage after the AP Closing Date but prior to the Delivery Expiry Date and in respect of which no Substitute Aircraft has been designated pursuant to the terms of this Agreement, on the Delivery Expiry Date, the Seller of that Aircraft shall pay to the Purchaser thereof the Aircraft Refund Amount with respect to such Aircraft, less the Base Aircraft Purchase Price for such Aircraft and less any Investment Proceeds Adjustment for such Aircraft.

5.4	[Reserved]
5.5

Each Seller of an Aircraft shall (a) on the AP Closing Date, on the BI Transfer Date for each BI Aircraft and the Delivery Date for each Independent Aircraft, deliver to the Purchaser thereof a certification in the Agreed Form from a duly authorized officer of such Seller setting forth in reasonable detail (i) the amounts of Basic Rent in respect of such Aircraft (and, if such Aircraft is a Substitute Aircraft, the corresponding amounts relating to the related Remaining Aircraft) received (and any amounts applied from the Security Deposit relating to such Aircraft due to non-payments of amounts owing by the Lessee) by or on behalf of the Seller or Existing Lessor, as applicable, of that Aircraft which relates in each case to the period subsequent to the AP Closing Date , (ii) the amount of the maximum maintenance contribution obligation calculated with reference to Additional Rent with respect to such Aircraft which could be payable by the Seller or Existing Lessor, as applicable, of that Aircraft, (iii) the amount (the “SR Transfer Amount”) of any Additional Rent with respect to such Aircraft paid to the Seller or Existing Lessor, as applicable, of that Aircraft after the AP Closing Date to (and including) such BI Transfer Date (in the case of a BI Aircraft) or such Delivery Date (in the case of an Independent Aircraft), and (iv) a description of any Security Deposit (separately setting forth the amount of any thereof in cash) for such Aircraft deemed held by or on behalf of the Seller or Existing Lessor, as applicable, of that Aircraft as of the AP Closing Date (in the case of all Aircraft) and as of such BI Transfer Date (in the case of a BI Aircraft) or Delivery Date (in the case of an Independent Aircraft) and (b) during the period from the AP Closing Date to the relevant BI Transfer Date (in the case of a BI Aircraft) or the relevant Delivery Date (in the case of an Independent Aircraft), promptly notify the Purchaser of that Aircraft, the Indenture Trustee and the Administrative Agent of the receipt by the Seller or Existing Lessor, as applicable, of that Aircraft of any Basic Rent payment in respect of such Aircraft (including any Substitute Aircraft therefore and if it is a Remaining Aircraft) relating to the period subsequent to the AP Closing Date and the amount thereof (or if such payment has not been made as scheduled, the amount, if any, applied from the related Security Deposit due to such non-payment and whether such applied amount has been replenished to the Security Deposit).

5.6

All amounts payable under this Agreement will be made for value on the due date in Dollars in immediately available funds (and to the extent not expressly provided herein) to such account as the Seller of an Aircraft or as the Purchaser thereof may notify to the corresponding such Purchaser or Seller, as the case may be, from time to time (upon three Business Days’ prior written notice). In furtherance of the foregoing, each Purchaser of an Aircraft hereby instructs each Seller thereof to make each payment due to such Purchaser hereunder to the Collections Account with advice of credit to the Administrative Agent and in sufficient detail to enable the Administrative Agent to determine the Lease under or in respect of which such payment is being made and the nature thereof.

5.7

If the party making payment (the “Paying Party”) fails to pay any amount payable under this Agreement on the due date, the Paying Party will pay on demand from time to time to the other party (the “Receiving Party”) interest (both before and after judgment) on that amount, from the due date to the date of payment in full by the Paying Party to the Receiving Party, at the rate of LIBOR. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

5.8

The Company hereby agrees to make such capital or other contributions to (or to provide or arrange for the provision of other financing or funding for) each Purchaser so that such Purchaser can timely fulfill its payment and other obligations hereunder to the Sellers and authorizes each Seller (in its sole discretion by notice to the Company) from time to time to set off, apply or combine all or any amounts for the time being due from any Seller to any Purchaser towards the repayment or discharge of any amount for the time being due to a Seller from a Purchaser hereunder.

5.9

Each Seller authorizes any Purchaser (in its sole discretion by notice to such Seller) from time to time to set off, apply or combine all or any amounts for the time being due from any Purchaser to any Seller towards the repayment or discharge of any and all amounts for the time being due to any Purchaser from any Seller hereunder or under the Guaranty.

6.	CONDITIONS PRECEDENT - SELLER
6.1

The obligations of any Seller to sell, transfer or deliver any Aircraft or Beneficial Interest of any Purchaser Entity hereunder are subject to the satisfaction of the following express conditions precedent on or prior to the applicable BI Transfer Date in the case of any Beneficial Interest or the applicable Delivery Date in the case of any Independent Aircraft, as the case may be:

(a)	the relevant Operative Documents for such Aircraft have been entered into by the parties thereto (other than the Seller);
(b)	the Servicing Agreement shall have been entered into by the parties thereto;
(c)	the Seller thereof shall be satisfied that the Delivery Location does not give rise to any Taxes; and
(d)	the Seller thereof shall have received payment of all amounts due by the Purchaser of such Aircraft.
6.2

The obligation of the BI Seller to sell, transfer or deliver any Beneficial Interest hereunder is further subject to the condition that such BI Seller has received on or prior to the AP Closing Date or, in the case of subsections (c) through (h) below, the applicable BI Transfer Date:

(a)

a copy of the constitutional documents of the Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of such Aircraft, certified, or subject to a certificate confirming no change thereto, such certification to be dated not more than ten days prior to the expected Delivery Date for such Aircraft to be a true, complete and up-to-date copy;

(b)

a copy of resolutions of the directors or other applicable governing body of such Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of the related Aircraft certified, or subject to a certificate confirming no change to such resolutions, such certification to be dated not more than ten days prior to the expected BI Transfer Date for such Beneficial Interest to be a true, complete and up-to-date copy:

(i)	approving the transactions contemplated by this Agreement and the other Operative Documents to which such Purchaser and any other Affiliate of such Purchaser is or is to be a party; and
(ii)

authorizing a Person or Persons to execute and deliver on behalf of such Purchaser and any other Affiliate of such Purchaser this Agreement and the other Operative Documents to which it is or is to be a party and any notices or other documents to be given pursuant hereto or thereto;

(c)

evidence that all governmental and other licenses, approvals, certificates, exemptions, consents, registrations and filings necessary in the relevant State of Registration and any other relevant jurisdiction (including the domicile of the Lessee of the related Aircraft) for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for the related Aircraft, and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any licenses, approvals, consents, certificates, exemptions, registrations and filings, that arrangements reasonably satisfactory to such Seller have been made for the effectiveness of the same within any applicable time limit);

(d)

a favorable opinion of independent counsel to such Purchaser dated as of such BI Transfer Date reasonably acceptable to such Seller in the Agreed Form as to (1) certain of the matters set out in Section 9 and (2) such other matters as such Seller may reasonably request with regard to the subject matter contemplated herein or in each case such Aircraft;

(e)

a quiet enjoyment letter with respect to the related Aircraft and the Lease thereof from the Security Trustee, and, if requested by the Seller, from the Purchaser addressed to the relevant Lessee (and, if applicable, the relevant sublessee) in substantially the form attached to the relevant Operative Document;

(f)	a certification from the Purchaser that its representations and warranties in Section 9.1 are true and correct as of such BI Transfer Date;
(g)	if requested by the Seller, a guaranty from the Company to the Lessee of the Aircraft owned or leased by the Purchaser Entity; and
(h)	the insurance certificate described in Section 7.1(g)(xi).
6.3

The obligations of any Independent Seller to deliver any Independent Aircraft hereunder are further subject to the condition that on or prior to the AP Closing Date or, in the case of subsections (c) through (h) below, the Delivery Date for any Independent Aircraft, such Seller has received:

(a)

a copy of the constitutional documents of the Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of such Aircraft, certified, or subject to a certificate confirming no change thereto, such certification to be dated not more than ten days prior to the expected Delivery Date for such Aircraft to be a true, complete and up-to-date copy;

(b)

a copy of resolutions of the directors or other applicable governing body of such Purchaser and any other Affiliate of such Purchaser which is a party to any Operative Document in respect of such Aircraft certified, or subject to a certificate confirming no change to such resolutions, such certification to be dated not more than ten days prior to the expected Delivery Date for such Aircraft to be a true, complete and up-to-date copy:

(i)	approving the transactions contemplated by this Agreement and the other Operative Documents to which such Purchaser is or is to be a party; and
(ii)

authorizing a Person or Persons to execute and deliver on behalf of such Purchaser this Agreement and the other Operative Documents to which it is or is to be a party and any notices or other documents to be given pursuant hereto or thereto;

(c)

evidence that all governmental and other licenses, approvals, certificates, exemptions, consents, registrations and filings necessary in the relevant State of Registration and any other relevant jurisdiction (including the domicile of the Lessee of such Aircraft) for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for such Aircraft, and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any licenses, approvals, consents, certificates, exemptions, registrations and filings, that arrangements reasonably satisfactory to such Seller have been made for the effectiveness of the same within any applicable time limit);

(d)

a favorable opinion of independent counsel to such Purchaser dated as of such Delivery Date reasonably acceptable to such Seller in the Agreed Form as to (1) certain of the matters set out in Section 9 and (2) such other matters as such Seller may reasonably request with regard to the subject matter contemplated herein or in each case such Aircraft;

(e)

a quiet enjoyment letter with respect to such Aircraft and the Lease thereof from the Security Trustee, and, if requested by the Seller, from the Purchaser addressed to the relevant Lessee (and, if applicable, the relevant sublessee) in substantially the form attached to the relevant Operative Document;

(f)	a certification from the Purchaser that its representations and warranties in Section 9.1 are true and correct as of the Delivery Date;
(g)	if requested by the Seller, a guaranty from the Company to a Lessee of such Independent Aircraft; and
(h)	the insurance certificate described in Section 7.1(g)(xi).
7.	CONDITIONS PRECEDENT - PURCHASER
7.1

The obligation of the Purchaser to purchase the Beneficial Interest of any Purchaser Entity on the applicable BI Transfer Date is subject to satisfaction of the following express conditions precedent on such BI Transfer Date, subject to the right of the Purchaser to waive any condition pursuant to Section 7.3:

(a)	Except in respect of transfers on the AP Closing Date, the Purchaser shall have received notice of the expected BI Transfer Date at least two Business Days prior thereto;
(b)

the Purchaser shall have received (i) the documents referred to in Section 2.1 and the documents referred to in Exhibit E-1 in connection with the Deliveries of the related BI Aircraft (other than as listed on Schedule 4) and (ii) a certificate from a duly authorized officer of the Seller dated such BI Transfer Date stating that (A) the conditions set forth in Exhibit E-1 with respect to the Delivery of such BI Aircraft have been satisfied or otherwise disclosed in the First Disclosure Letter and such documents are unchanged and are in full force and effect as of such BI Transfer Date (except for amendments and terminations permitted under the Servicing Agreement), (B) any representations and warranties of the Seller (or its Affiliate) of such BI Aircraft and of such Purchaser Entity contained in the Assignment of Beneficial Interest for such BI Aircraft were true and correct as of the date of such Assignment of Beneficial Interest and (C) the Assignment of Beneficial Interest for such BI Aircraft was effective to convey irrevocably full legal and, subject to any Formation Agreement, beneficial title in the Beneficial Interest in such Purchaser Entity to the Purchaser thereof on the BI Transfer Date therefore;

(c)	no Material Default shall have occurred and be continuing as of the AP Closing Date with respect to such BI Aircraft;
(d)	the Purchaser shall have received payment of all amounts due by the Seller thereof and its Affiliates in respect of such BI Aircraft;
(e)

the Purchaser shall have received a certification from the BI Seller dated such BI Transfer Date to the effect that (i) the representations and warranties of such BI Seller hereunder are true and correct as of the AP Closing Date or such BI Transfer Date, as the case may be, and (ii) such Purchaser Entity has full legal and, subject to any Formation Agreement, beneficial title to such BI Aircraft, free and clear of Encumbrances other than Permitted Encumbrances;

(f)

unless and to the extent the Purchaser shall otherwise agree, or a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained with respect thereto, all the conditions precedent to the effectiveness of the Assignment of Beneficial Interest for such BI Aircraft shall have been satisfied and the Purchaser shall have received a certification from the BI Seller to such effect;

(g)	receipt of the following documents by the Purchaser:
(i)	the identification by the Seller of the BI Aircraft then owned by such Purchaser Entity;
(ii)	a certificate of solvency dated as of such BI Transfer Date in the Agreed Form relating to the BI Seller issued by a director or authorized officer or representative thereof;
(iii)

a favorable opinion of independent counsel to the BI Seller, dated as of the AP Closing Date, reasonably acceptable to such Purchaser in the Agreed Form, that the sale of such Beneficial Interest constitutes, or will constitute, a “true-sale” and a valid transfer of title to such Beneficial Interest and that after the Transfer of such Beneficial Interest such Seller retains, or will retain, no interest in such Beneficial Interest and as to such other matters as the Purchaser may reasonably request with regard to the subject matter contemplated herein;

(iv)

to the extent applicable, opinions dated as of such BI Transfer Date in the Agreed Form from independent counsel to the BI Seller in each Delivery Location, covering, without limitation, that, except if the Delivery Location is in the United States or international airspace, the Transfer of such Beneficial Interest will not result in the imposition of any Tax in such jurisdiction on the Purchaser, any Subsidiary of the Purchaser, such BI Aircraft, the related Leases or otherwise in respect of such Transfer;

(v)	for such BI Aircraft, an opinion dated as of such BI Transfer Date in the Agreed Form from counsel to the relevant Seller in the relevant State of

Registration or, if applicable, the relevant jurisdiction of the Lessee to the effect that (A) except if the State of Registration is the United States, the terms of the relevant Lease or Novated Lease or Assigned Lease and the relevant Operative Documents and the other Lease Documents are legal, valid, binding and enforceable under the laws of such country to the extent necessary to enable the applicable Purchaser Entity to receive the practical benefits of its rights thereunder, (B) such Purchaser Entity is the sole owner of record of such Aircraft in the registry or otherwise shall be recognized as the sole legal owner of such Aircraft under the applicable laws of such jurisdiction, (C) except if the State of Registration is the United States, it is not necessary for such Purchaser Entity as a result of its ownership of such Aircraft to qualify to do business in such jurisdiction as a result of its ownership of such Aircraft and it is not necessary for such Purchaser Entity to qualify to do business in such jurisdiction, for the purpose of exercising any remedies under any Lease Document relating to such Aircraft or otherwise, (D) except if the State of Registration is the United States, payments of rent under the Lease are not subject to withholding under the applicable laws of such jurisdiction or, if subject to withholding, the gross up provisions of such Lease will be enforceable, (E) the interest of such Purchaser Entity in such BI Aircraft has been properly registered in the relevant State of Registration (to the extent applicable), (F) the Security Trust Agreement, to the extent required, has been or is in the process of being duly recorded in any relevant registry and, if such opinion is reasonably practicable to obtain, that the lien created thereunder will be recognized as constituting a first priority perfected security interest in and to the related Leases in favor of the Security Trustee, (G) if provided for by the Cape Town Convention, if as of such BI Transfer Date the International Registry reflects the registration of the transfer of such BI Aircraft and related Engines to such Purchaser Entity, then the International Registry does not reflect the registration of any subsequent transfer of such BI Aircraft or any related Engine or the registration of any other International Interest in such BI Aircraft or any related Engine (other than those in respect of Permitted Encumbrances), which opinion shall be supported in each case by a Priority Search Certificate and (H) if the relevant jurisdiction of the Lessee or the relevant State of Registration has ratified the Cape Town Convention, but not otherwise, the International Registry does not reflect the registration of any International Interest in such BI Aircraft or any related Engine other than (w) the registration in the name of the Security Trustee of the International Interest provided for under the Security Trust Agreement, (x) the registration in the name of such Purchaser Entity of the International Interest provided for under the relevant Lease, Assigned Lease or Novated Lease (y) the registration of the assignment of such International Interest in favor of the Security Trustee (it being understood that such registrations shall not be conditions precedent to the transfer of such Beneficial

Interest) and (z) other Permitted Encumbrances, which opinion shall be supported in each case by a Priority Search Certificate;

(vi)

evidence that all governmental and other licenses, approvals, consents, certificates, exemptions, registrations and filings necessary in the jurisdiction of incorporation or organization of any Seller of a BI Aircraft or such Purchaser Entity and any other relevant jurisdiction (including the domicile of the Lessee) and the relevant State of Registration of such BI Aircraft for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for such BI Aircraft, the bank accounts provided for under the Cash Management Agreement, the Servicing Agreement, the Security Trust Agreement and the Indenture and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof (including, to the extent reasonably practicable in such jurisdiction, the establishment of a first priority perfected security interest in and to the related Leases in favor of the Security Trustee) have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any certificates, exemptions, registrations and filings, that arrangements satisfactory to the Company have been made for the effectiveness of the same within any time limit provided therefore under applicable law and a Rating Agency Confirmation and the prior written consent of the Policy Provider have been received with respect thereto);

(vii)	a draft of the certificate required to be delivered pursuant to Section 5.5 shall have been provided at least three Business Days but not more than five Business Days prior to such BI Transfer Date;
(viii)	a certificate of the applicable Seller confirming that so far as is known to it, no Event of Loss has occurred and no unrepaired Material Damage is in existence with respect to such BI Aircraft;
(ix)	each of the documents required to be delivered on or prior thereto pursuant to Section 5;
(x)	a copy of the currently valid certificate of airworthiness for such Aircraft issued by the appropriate Air Authority or other reasonably satisfactory evidence thereof;
(xi)

for such BI Aircraft, originals, or certified copies, of certificates evidencing the insurance required to be maintained pursuant to the relevant Assigned Lease or the Novated Lease, as appropriate, for such Aircraft together, if applicable, with a letter or report from an independent firm of insurance brokers; and

(xii)	the report of such Purchaser’s insurance advisor in substantially the Agreed Form;
(h)

the matters disclosed in the First Disclosure Letter, if any, and any Supplemental Disclosure Letter delivered on or prior to such BI Transfer Date shall be in substance satisfactory to the Purchaser and the Policy Provider;

(i)

on such BI Transfer Date, if the Security Deposit held under a Lease for any such BI Aircraft is in the form of a letter of credit, guarantee, promissory note or other instrument, and not already issued in the name of the Servicer, as servicer or manager, the Seller shall cause such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of such Purchaser Entity (or the relevant Affiliate of such Purchaser Entity) or the Seller shall have taken such other actions as may be necessary to effectuate the assignment of all right, title and interest of the Existing Lessor in and to such letter of credit, guarantee, promissory note or instrument to such Purchaser Entity (or the relevant Affiliate of the Purchaser Entity);

(j)

the Seller shall have provided to the Purchaser a confirmation from the Servicer that such BI Aircraft has, as of the Delivery Date, become an “Aircraft Asset” under and as defined in the Servicing Agreement;

(k)

the tangible chattel paper original of the Lease (or if an original was never so designated or such original has been lost, a certificate from the Seller to such effect) and the Assignment of Beneficial Interest for such BI Aircraft shall have been delivered to the Security Trustee on such BI Transfer Date;

(l)

for such BI Aircraft, (A) an original of the applicable Lease and (B) an original of each other Lease Document (or otherwise a copy certified to be true and correct) shall be delivered to the Security Trustee on or prior to the BI Transfer Date (except that with respect to Substitute Aircraft, such originals shall be delivered on the Delivery Date therefore); provided that, if any such Lease Document contains a material right for the benefit of the lessor thereunder and the Purchaser Entity and/or the Seller thereof does not have an original of such Lease Document in its possession, each such Seller shall provide such other assurances as to the enforceability and admissibility of such Lease Document in any court in the State of New York or the United Kingdom as the Purchaser may reasonably request;

(m)	the Formation Agreement for such Purchaser Entity shall be in form and substance satisfactory to the Purchaser and the Policy Provider;
(n)

the Purchaser shall have received a certificate of good standing for each Purchaser Entity which is the subject of a Transfer; provided that such certificate is reasonably available in such Purchaser Entity’s jurisdiction of organization for entities of the same type as such Purchaser Entity;

(o)	there shall not be in effect on the BI Transfer Date any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture, or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture to Purchaser, and there shall not be pending or threatened on the BI Transfer Date any action or proceeding in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such Order; and

(p)

no proceeding shall have been commenced nor any petition shall have been filed in a court of competent jurisdiction seeking relief in respect of the Guarantor or the Servicer under the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or non-U.S. bankruptcy, insolvency, receivership or similar law; no order or decree approving or ordering any of the foregoing shall be entered into; neither the Guarantor nor the Servicer has gone into liquidation, suffered a receivership or a mortgage to take possession of all or substantially all of their assets and no examiner has been appointed over the Guarantor or the Servicer.

7.2

The obligation of any Purchaser to purchase any Independent Aircraft on any Delivery Date hereunder is subject to satisfaction of the following express conditions precedent on the Delivery Date for such Independent Aircraft, subject to the right of the relevant Purchaser to waive any condition pursuant to Section 7.3:

(a)	Except in respect of transfers on the AP Closing Date, the Purchaser shall have received notice of the expected Delivery Date at least two Business Days prior thereto;
(b)

the Purchaser shall have received (i) the documents referred to in Exhibit E-2 in connection with the Delivery of such Independent Aircraft (other than as listed on Schedule 4) and (ii) a certificate from a duly authorized officer of the Seller of such Independent Aircraft dated such Delivery Date stating that (A) the conditions set forth in Exhibit E-2 with respect to the Delivery of such Independent Aircraft have been satisfied or otherwise disclosed in the First Disclosure Letter and such documents are unchanged and are in full force and effect as of such Delivery Date (except for amendments and terminations permitted under the Servicing Agreement), (B) the representations and warranties of the Seller (or its Affiliate) of such Independent Aircraft contained in the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft are true and correct as of such Delivery Date, and (C) the bill of sale for, or physical delivery of (as acknowledged in the acknowledgement of delivery pertaining thereto), as applicable, such Independent Aircraft is effective to convey irrevocably full legal and, subject to any Formation Agreement, beneficial title to the Purchaser thereof on such Delivery Date;

(c)	no Material Default shall have occurred and be continuing as of the AP Closing Date with respect to such Independent Aircraft;
(d)	the Purchaser shall have received payment of all amounts due by the Seller thereof and its Affiliates in respect of such Independent Aircraft;
(e)

the Purchaser shall have received a certification from the Seller of such Independent Aircraft dated such Delivery Date to the effect that the representations and warranties of such Seller hereunder are true and correct as of the AP Closing Date or such Delivery Date, as the case may be;

(f)

unless and to the extent the Purchaser shall otherwise agree, or a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained with respect thereto, all the conditions precedent to the effectiveness of the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft shall have been satisfied and the Purchaser shall have received a certification from the Seller to such effect;

(g)	receipt of the following documents by the Purchaser:
(i)

to the extent applicable, an opinion dated as of such Delivery Date in the Agreed Form from independent counsel to the Seller in the Delivery Location, covering, without limitation, that, except if the Delivery Location is in the United States or international airspace, the transfer of title to such Independent Aircraft will be effective under the laws of such jurisdiction and the Delivery of such Independent Aircraft will not result in the imposition of any Tax in such jurisdiction on the Purchaser, any Subsidiary of Purchaser, such Independent Aircraft, the related Lease or otherwise in respect of such Transfer;

(ii)

for such Independent Aircraft, an opinion dated as of such Delivery Date in the Agreed Form from counsel to the relevant Seller in the relevant State of Registration or, if applicable, the relevant jurisdiction of the Lessee to the effect that (A) except if the State of Registration is the United States, the terms of the relevant Lease or Novated Lease or Assigned Lease and the relevant Operative Documents and the other Lease Documents are legal, valid, binding and enforceable under the laws of such country to the extent necessary to enable the Purchaser to receive the practical benefits of its rights thereunder, (B) following the Delivery of such Independent Aircraft, the Purchaser shall be the owner of record of such Independent Aircraft in the registry or otherwise shall be recognized as the legal owner of such Independent Aircraft under the applicable laws of such jurisdiction, (C) except if the State of Registration is the United States, it is not necessary for such Purchaser as a result of its ownership of such Independent Aircraft to qualify to do business in such jurisdiction as a result of its ownership of such Independent Aircraft and it is not necessary for such Purchaser to qualify to do business in such jurisdiction, for the purpose of exercising any remedies under any Lease Document relating to such Independent Aircraft or otherwise, (D) except if the State of Registration is the United States, payments of rent under the Lease are not subject to withholding under the applicable laws of such jurisdiction or, if subject to withholding, the gross up provisions of such Lease will be enforceable, (E) the interest of such Purchaser in such Independent Aircraft has been properly registered in the relevant State of Registration (to the extent applicable), (F) the Security Trust Agreement, to the extent required, has been or is in the process of being duly recorded in any relevant registry and, if such opinion is reasonably practicable to obtain, that the lien created thereunder will be recognized as constituting a first priority perfected security interest in and to the related Leases in favor of the Security Trustee and (G) if provided for by the Cape Town Convention, if as of such Delivery Date the International Registry reflects the registration of the transfer of such Independent Aircraft and related Engines to such Purchaser, then the International Registry does not reflect the registration of any subsequent transfer of such Independent Aircraft or any related Engine or the registration of any other International Interest in such Independent Aircraft or any related Engine (other than those in respect of Permitted Encumbrances), which opinion shall be supported in each case by a Priority Search Certificate and (H) if the relevant jurisdiction of the Lessee or the relevant State of Registration has ratified the Cape Town Convention, but not otherwise, the International Registry does not reflect the registration of any International Interest in such Independent Aircraft or any related Engine other than (w) the registration in the name of the Security Trustee of the International Interest provided for under the Security Trust Agreement, (x) the registration in the name of such Purchaser of the International Interest provided for under the relevant Lease, Assigned Lease or Novated Lease (y) the registration of the assignment of such International Interest in favor of the Security Trustee (it being understood that such registrations shall not be conditions precedent to the Delivery of such Aircraft) and (z) other Permitted Encumbrances, which opinion shall be supported in each case by a Priority Search Certificate;

(iii)

evidence that all governmental and other licenses, approvals, consents, certificates, exemptions, registrations and filings necessary in the jurisdiction of incorporation or organization of the Seller of such Independent Aircraft or such Purchaser and any other relevant jurisdiction (including the domicile of the Lessee) and the relevant State of Registration of such Aircraft for any matter or thing contemplated by this Agreement and the other applicable Operative Documents for such Independent Aircraft, the bank accounts provided for under the Cash Management Agreement, the Servicing Agreement, the Security Trust Agreement and the Indenture and any notices or other documents to be given pursuant hereto or thereto and for the legality, validity, enforceability, admissibility in evidence and effectiveness hereof and thereof (including, to the extent reasonably practicable in such jurisdiction, the establishment of a first priority perfected security interest in and to the related Leases in favor of the Security Trustee) have been obtained or effected on an unconditional basis and remain in full force and effect (or in the case of effecting any certificates, exemptions, registrations and filings, that arrangements satisfactory to the Purchaser have been made for the effectiveness of the same within any time limit provided therefore under applicable law and a Rating Agency Confirmation and the prior written consent of the Policy Provider have been received with respect thereto);

(iv)

a certificate of the applicable Seller confirming that so far as is known to it, no Event of Loss has occurred and no unrepaired Material Damage is in existence with respect to such Independent Aircraft;

(v)	each of the documents required to be delivered on or prior thereto pursuant to Section 5;
(vi)	a copy of the currently valid certificate of airworthiness for such Aircraft issued by the appropriate Air Authority or other reasonably satisfactory evidence thereof;
(vii)

for such Independent Aircraft, originals, or certified copies, of certificates evidencing the insurance required to be maintained pursuant to the relevant Assigned Lease or the Novated Lease, as appropriate, for such Independent Aircraft together, if applicable, with a letter or report from an independent firm of insurance brokers; and

(viii)	the report of the Purchaser’s insurance advisor in substantially the Agreed Form;
(h)

the matters disclosed in the First Disclosure Letter, if any, and any Supplemental Disclosure Letter delivered on or prior to such Delivery Date shall be in substance satisfactory to the Purchaser and the Policy Provider;

(i)

on such Delivery Date, if the Security Deposit held under the Lease for such Independent Aircraft is in the form of a letter of credit, guarantee, promissory note or other instrument, and not already issued in the name of the Servicer, as servicer or manager, the Seller shall cause such letter of credit, guarantee or other instrument to be duly endorsed, amended or reissued in favor of such Purchaser (or the relevant Affiliate of the Purchaser) or the Seller shall have taken such other actions as may be necessary to effectuate the assignment of all right, title and interest of the Existing Lessor in and to such letter of credit, guarantee, promissory note or instrument to such Purchaser (or the relevant Affiliates of the Purchaser);

(j)

the Seller shall have provided to the Company a confirmation from the Servicer that such Independent Aircraft has, as of the AP Closing Date, become an “Aircraft Asset” under and as defined in the Servicing Agreement;

(k)

the tangible chattel paper original of the Lease (or if an original was never so designated or such original has been lost, a certificate from the Seller to such effect) and the Assignment of Lease or Lease Novation, as applicable, for such Independent Aircraft shall have been delivered to the Security Trustee on such Delivery Date;

(l)

for such Independent Aircraft, (A) an original of the applicable Lease (together with the related Lease Assignment Documents) and (B) an original of each other Lease Document (or otherwise a copy certified to be true and correct) shall be delivered to the Security Trustee on or prior to the AP Closing Date (except that with respect to Substitute Aircraft, such originals shall be delivered on the Delivery Date therefore); provided that if any such Lease Document contains a material right for the benefit of the lessor thereunder and the Purchaser Entity and/or the Seller thereof does not have an original of such Lease Document in its possession, each such Seller shall provide such other assurances as to the enforceability and admissibility of such Lease Document in any court in the State of New York as the Purchaser may reasonably request;

(m)

there shall not be in effect on the Delivery Date any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture, or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, the other applicable Operative Agreements, the Servicing Agreement, the Security Trust Agreement and the Indenture to Purchaser, and there shall not be pending or threatened on the Delivery Date any action or proceeding in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such Order; and

(n)

no proceeding shall have been commenced nor any petition shall have been filed in a court of competent jurisdiction seeking relief in respect of the Guarantor or the Servicer under the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or non-U.S. bankruptcy, insolvency, receivership or similar law; no order or decree approving or ordering any of the foregoing shall be entered into; neither the Guarantor nor the Servicer has gone into liquidation, suffered a receivership or a mortgage to take possession of all or substantially all of their assets and no examiner has been appointed over the Guarantor or the Servicer.

7.3

Any Purchaser of an Asset or Aircraft, as the case may be, may, at the request of the Seller thereof, in its absolute discretion agree to waive satisfaction of one or more conditions precedent set out in this Section 7 (and in the event of any such waiver such

Purchaser may impose such conditions as are reasonably acceptable to the Seller to such waiver as it reasonably thinks fit); provided that (i) such waiver is disclosed in reasonable detail in the First Disclosure Letter, or (ii) such waiver is disclosed in reasonable detail in the Supplemental Disclosure Letter with respect to such Aircraft and a Rating Agency Confirmation and the prior written consent of the Policy Provider have been obtained with respect thereto on or prior to the Delivery Date for, or BI Transfer Date in respect of, such Aircraft.

7.4

Each Seller of the relevant Aircraft or Asset hereby agrees to use its reasonable commercial efforts to satisfy each of the conditions, if any, set forth in Schedule 4 with respect to the Delivery or Transfer of such Aircraft or Asset within the period therein specified therefore.

8.	REPRESENTATIONS AND WARRANTIES OF EACH SELLER
8.1

Each Seller (in respect of itself only) of an Asset represents and warrants to the Purchaser of that Asset as of the date of this Agreement, and on the BI Transfer Date or on Delivery Date, as the case may be, of that Asset as follows:

(a)

such Seller is a corporation, a company, a limited liability company or trust duly established and validly existing under the laws of its jurisdiction of formation and has the corporate or other power to own its assets and carry on its business as it is contemplated herein;

(b)

such Seller has the corporate or limited liability company power to enter into and perform, and has taken all necessary corporate or other action to authorize the entry into, performance and delivery of, this Agreement and each other Operative Document to which it is a party;

(c)

the relevant Operative Documents to which such Seller is a party have been, or when executed and delivered will have been, duly entered into by such Seller party thereto and delivered by such Seller party thereto and constitute or, in the case of any Operative Document to be executed on or about the applicable Delivery Date, will constitute on such Delivery Date, the legal, valid and binding obligation of such Seller party thereto, enforceable in accordance with their terms (subject to customary qualifications in any relevant legal opinion);

(d)	the entry into and performance by such Seller of, and the transactions contemplated by, the relevant Operative Documents to which it is a party do not and will not:
(i)	breach any laws binding on such Seller or any of its assets to be transferred to such Purchaser hereunder; or
(ii)	result in any breach of, or constitute a default under the constitutional documents of such Seller; or

(iii)

result in any breach of, or constitute a default under any agreement, instrument or other document which is binding upon such Seller or any of its assets nor result in the creation of any Encumbrance (other than the Operative Documents) over any of its assets to be transferred to the relevant Purchaser hereunder;

(e)

the provisions of Section 14 concerning applicable law, service of process and jurisdiction are valid and binding on such Seller under the laws of its jurisdiction of organization, and no provision purporting to be binding on such Seller of this Agreement or any of the other applicable Operative Documents is prohibited, unlawful or unenforceable under the laws of its jurisdiction of organization;

(f)

no liquidator, provisional liquidator, examiner or analogous or similar officer has been appointed in respect of all or any material part of the assets of such Seller (or, to its knowledge, any non-material part of the assets of such Seller which would, if it were subject to a liquidator, provisional liquidator, examiner or analogous or similar officer, have a material adverse effect on such Seller’s financial condition or its ability to perform its obligations hereunder) nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officers or equivalent in any jurisdiction; and it is not entering into this Agreement with the intent to hinder, defraud or delay any creditor;

(g)

except if and as advised by such Seller to such Purchaser in a Disclosure Letter, no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority which would have a material adverse effect on the ability of such Seller to observe or perform its obligations under this Agreement or any other applicable Operative Documents to which such Seller is a party is in progress, or to the knowledge of such Seller, threatened against such Seller;

(h)	if applicable, its jurisdiction of incorporation or organization is as specified on Schedule 5;
(i)	to such Seller’s knowledge, the Appraisals of the Appraisers of its Aircraft delivered to such Purchaser on the AP Closing Date were true and complete copies thereof; and
(j)

each of the Seller and the Purchaser Entity intends for the sale of any Asset contemplated hereby to constitute a valid transfer of such Asset to the relevant Purchaser and intends that after the Delivery Date of the Asset the Seller thereof shall retain no right, title or interest in such Asset.

8.2

Each Seller (in respect of itself only) of an Independent Aircraft further represents and warrants to the Purchaser of such Independent Aircraft on the Delivery Date with respect to such Independent Aircraft as follows:

(a)

except if and as advised by such Seller to such Purchaser in a Disclosure Letter, so far as concerns the obligations of such Seller (and except for the registration of particulars of the relevant Lease Novation or Assignment of Lease with the appropriate Air Authority or other actions referred to therein or herein, if applicable) all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement, the transactions contemplated by this Agreement and the other applicable Operative Documents to which it is a party, have been (or will on or before the Delivery Date of such Aircraft have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(b)

except if and as advised by such Seller to such Purchaser in a Disclosure Letter, the Lease Documents listed in Schedule 2 or the Substitute Aircraft Supplement, as applicable, constitute the whole agreement between the relevant lessor and the relevant Lessee as of Delivery (and pertaining to the period on and after Delivery) relating to such Aircraft and includes a complete list (other than the Operative Documents) of all amendments, supplements, novations, and written consents, approvals and waivers relevant to the Lease with respect to the period on and after Delivery, and there are no oral waivers in effect that would modify or amend the terms thereof in any material respect with respect to the period on and after Delivery;

(c)

except if and as advised by such Seller to such Purchaser thereof in the First Disclosure Letter, to such Seller’s knowledge no Material Default has occurred and is continuing under the relevant Lease on and as of the AP Closing Date;

(d)

except if and as advised by such Seller to such Purchaser thereof in the First Disclosure Letter, there are no outstanding claims which have been asserted by the Lessee against such Seller arising out of the relevant Lease (other than claims constituting Permitted Encumbrances and other than claims for maintenance contribution payments that will be the responsibility of the Seller or for other payments that will be the responsibility of the Seller) on and as of the AP Closing Date;

(e)

such Seller has, or at Delivery will have, full legal and, subject to a Formation Agreement, beneficial title to such Aircraft, free from Encumbrances other than Permitted Encumbrances and the Bill of Sale (together, in the case of any Aircraft registered in Germany, with a transfer agreement) is effective to convey irrevocably title to such Purchaser and the transfer of such Aircraft is not avoidable or otherwise subject to rescission by reason of any lawful claim of any other Person by or through such Seller (including any prior transferor thereof or any Person acting on behalf of or claiming through any such transferor);

(f)

to such Seller’s knowledge, and except if and as advised by such Seller to such Purchaser in the First Disclosure Letter, there are no Lessee Encumbrances on and as of the AP Closing Date which are not permitted pursuant to the terms of the relevant Lease Document;

(g)

(i) to such Seller’s knowledge, such Aircraft has not, except if and as advised by such Seller to such Purchaser in the First Disclosure Letter, been involved in any incident on or before the AP Closing Date which caused damage in excess of the amount required to be disclosed to the relevant lessor under the relevant Lease, and (ii) the summary technical information provided by the Seller and its representatives to the Appraisers with respect to such Aircraft and on which the Appraisers relied in making their Appraisals is true and correct in all material respects and there are no facts or circumstances known to such Seller as of the AP Closing Date which would render any of the technical specifications with respect to such Aircraft assumptions contained in the Appraisals for such Aircraft to be materially inaccurate (and for the avoidance of doubt, such Seller does not make any representation or warranty concerning, and has not investigated in any respect, the valuations or financial adjustments contained in the Appraisals or of any industry data, aircraft or Aircraft data (except solely the summary technical data provided by such Seller), methodologies, assumptions or conclusions contained in the Appraisals);

(h)

to such Seller’s knowledge, except if and as disclosed by such Seller to such Purchaser in the First Disclosure Letter, (i) in the case of each Seller that is not JET-i or an Affiliate of JET-i, no compulsory airworthiness directives are outstanding on and as of the AP Closing Date against such Aircraft which will require, as of the AP Closing Date based on the estimated cost of such work as of the AP Closing Date, such Seller or such Purchaser to make contributions to the cost of compliance therewith as required under the provisions of the Leases as in effect on the AP Closing Date and (ii) in the case of each Seller that is an Affiliate of JET-i, no compulsory airworthiness directives are outstanding on and as of the AP Closing Date against such Aircraft which will require, as of the AP Closing Date based on the estimated cost of such work as of the AP Closing Date, such Seller or such Purchaser to make contributions to the cost of compliance therewith as required under the provisions of the Leases as in effect on the AP Closing Date in excess of an amount, when taken together with similar amounts for all Sellers that are Affiliates of JET-i and their respective Purchasers of Aircraft (whether or not Independent Aircraft), that would exceed $1,250,000 during the terms of the Leases (excluding any extension or renewal thereof) for all Aircraft as in effect on the AP Closing Date;

(i)

to such Seller’s knowledge, except if and as disclosed by such Seller to such Purchaser in the First Disclosure Letter, no options to purchase such Aircraft, extend or terminate the relevant Lease have been exercised on or before the AP Closing Date by the relevant Lessee under the relevant Lease Documents;

(j)	the information set forth in each of the Disclosure Letters with respect to such Seller’s Aircraft is or will be when issued true and accurate in all material respects as of its date;
(k)

except if and as advised by such Seller to such Purchaser in the First Disclosure Letter, to such Seller’s knowledge, as of the AP Closing Date, the provisions of each Lease relating to the granting of any Security Deposit thereunder remain in full force and effect;

(l)

to such Seller’s knowledge and except if and as advised by such Seller to such Purchaser in the First Disclosure Letter, as of the AP Closing Date, no event has occurred or act or thing done or omitted to be done by such Seller (excluding however from this representation and warranty acts or things done or omitted to be done after the AP Closing Date on the instructions of the Purchaser) pursuant to which or as a result of which the relevant Lease can be terminated by the applicable Lessee in accordance with the terms of the relevant Lease or the obligations of any such party thereunder would be rendered invalid or unenforceable;

(m)

to such Seller’s knowledge, except if and as advised by such Seller to such Purchaser in the First Disclosure Letter or set forth in Schedule 2, such Seller’s Aircraft is not as of the AP Closing Date subject to any sub-lease (exclusive of “wet-leases”) from the relevant Lessee;

(n)

to such Seller’s knowledge, the information provided by such Seller to such Purchaser prior to the Delivery Date as to the identities of all of such Seller’s predecessors in title to such Aircraft thereof is complete and accurate in all material respects;

(o)

to such Seller’s knowledge, except if and as advised by such Seller to such Purchaser in a Disclosure Letter, such Aircraft has been accepted by the relevant Lessee under the Lease thereof without qualification or exception or to the extent that any such acceptance was given subject to any qualification or exception or subject to any liability on the part of such Seller or relevant Affiliate of such Seller to pay or reimburse any costs or expenses or to undertake any repairs or modifications at the expense of such Seller, such qualifications and exceptions have been discharged or waived by the Lessee and have ceased to apply and no such costs or expenses remain to be reimbursed and all defects referred to therein have been duly rectified or waived by such Lessee, or such Seller or lessor Affiliate of such Seller has retained the rectification or payment obligations associated therewith;

(p)

except for documents or provisions that will be inapplicable to the relevant Purchaser Entity on and after the Delivery Date therefore, the information and statements with respect to such Seller’s Aircraft as to and relating to the relevant Lease and the Lease Documents set forth in Schedule 2 as of the AP Closing Date or the Substitute Aircraft Supplement, as applicable, are true and complete in all material respects;

(q)

the sale of such Aircraft contemplated hereby constitutes a valid and irrevocable transfer of all of the Seller’s right, title and interest in and to such Aircraft to such Purchaser and after Delivery of such Aircraft such Seller shall retain no right, title or interest in such Aircraft;

(r)

on and as of the AP Closing Date the lessor under the relevant Lease pertaining to such Aircraft shall have paid to the relevant Lessee all amounts then due and payable on and as of the AP Closing Date by such lessor to such Lessee in respect of maintenance theretofore performed on such Aircraft as required by the Lease Documents; and

(s)

each of the Seller and the Purchaser intends for the sale of any Asset contemplated hereby to constitute a valid transfer of such Asset to the Purchaser and intends that after the Delivery Date of the Asset the Seller thereof shall retain no right, title or interest in such Asset.

8.3

Each BI Seller of a Beneficial Interest in a Purchaser Entity further represents and warrants to the Purchaser of that Beneficial Interest on the BI Transfer Date with respect to the Transfer of such Beneficial Interest as follows:

(a)

except if and as advised by such BI Seller to such Purchaser in a Disclosure Letter, so far as concerns the obligations of such BI Seller (and except for the registration of particulars of the relevant Assignment of Beneficial Interest with the appropriate Air Authority or other actions referred to therein or herein, if applicable) all authorizations, consents, registrations and notifications required in connection with such Seller’s entry into, performance, validity and enforceability of, this Agreement, the transactions contemplated by this Agreement and the other applicable Operative Documents to which it is a party, have been (or will on or before the BI Transfer Date of such Aircraft have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(b)

except if and as advised by such BI Seller to such Purchaser in a Disclosure Letter, the Lease Documents listed in Schedule 2 is respect of such Aircraft or the Substitute Aircraft Supplement, as applicable, constitute the whole agreement between the relevant lessor and the relevant Lessee as of Delivery (and pertaining to the period on and after Delivery) relating to such Aircraft and includes a complete list (other than the Operative Documents) of all amendments, supplements, novations, and written consents, approvals and waivers relevant to the Lease with respect to the period on and after the BI Transfer Date, and there are no oral waivers in effect that would modify or amend the terms thereof in any material respect with respect to the period on and after BI Transfer Date;

(c)

except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, to such BI Seller’s knowledge no Material Default has occurred and is continuing under the Lease for such Aircraft on and as of the AP Closing Date;

(d)

except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, there are no outstanding claims which have been asserted by the Lessee against such BI Seller arising out of the relevant Lease (other than claims constituting Permitted Encumbrances and other than claims for maintenance contribution payments that will be the responsibility of such BI Seller or for other payments that will be the responsibility of such BI Seller) on and as of the AP Closing Date;

(e)

such BI Seller has, or at the time of Transfer of such Beneficial Interest will have, full legal and beneficial title to such Beneficial Interest, free from Encumbrances other than Permitted Encumbrances, and such Purchaser Entity will at such date have full legal and beneficial title to such Aircraft, free from Encumbrances other than Permitted Encumbrances and the transfer of such Beneficial Interest is not avoidable or otherwise subject to rescission by reason of a lawful claim of any other Person by or through such BI Seller (including a prior transferor thereof or of the related Aircraft acting on behalf of or claiming through such BI Seller);

(f)

to such BI Seller’s knowledge, and except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, there are no Lessee Encumbrances on and as of the AP Closing Date which are not permitted pursuant to the terms of the relevant Lease Document in respect of such Aircraft;

(g)

to such BI Seller’s knowledge, (i) such Aircraft has not, except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, been involved in any incident on or before the AP Closing Date which caused damage in excess of the amount required to be disclosed to the relevant lessor under the relevant Lease, and (ii) the summary technical information provided by such BI Seller and its representatives to the Appraisers with respect to such Aircraft and on which the Appraisers relied in making their Appraisals is true and correct in all material respects and there are no facts or circumstances known to such BI Seller as of the AP Closing Date which would render any of the technical specifications with respect to such Aircraft assumptions contained in the Appraisals for such Aircraft to be materially inaccurate (and for the avoidance of doubt, such BI Seller does not make any representation or warranty concerning, and has not investigated in any respect, the valuations or financial adjustments contained in the Appraisals or of any industry data, aircraft or Aircraft data (except solely the summary technical data provided by such BI Seller), methodologies, assumptions or conclusions contained in the Appraisals);

(h)

to such BI Seller’s knowledge, except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, no compulsory airworthiness directives are outstanding on and as of the AP Closing Date against such Aircraft which will require, as of the AP Closing Date based on the estimated cost of such work as of the AP Closing Date, such Seller or such Purchaser to make contributions to the cost of compliance therewith as required under the provisions of the Leases as in effect on the AP Closing Date in excess of an amount, when taken together with similar amounts for all Sellers that are Affiliates of JET-i and their respective Purchasers of Aircraft (whether or not Independent Aircraft), that would exceed $1,250,000 during the terms of the Leases (excluding any extension or renewal thereof) for all Aircraft as in effect on the AP Closing Date;

(i)

to such BI Seller’s knowledge, except if and as disclosed by such BI Seller to such Purchaser in the First Disclosure Letter, no options to purchase such Aircraft, extend or terminate the Lease of such Aircraft have been exercised on or before the AP Closing Date by the Lessee under such Lease or the related Lease Documents;

(j)	the information set forth in each of the Disclosure Letters with respect to such Aircraft is or will be when issued true and accurate in all material respects as of its date;
(k)

except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, to such BI Seller’s knowledge, as of the AP Closing Date, the provisions of each Lease relating to the granting of any Security Deposit thereunder remain in full force and effect;

(l)

to such BI Seller’s knowledge and except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter, as of the AP Closing Date, no event has occurred or act or thing done or omitted to be done by such BI Seller (excluding however from this representation and warranty acts or things done or omitted to be done after the AP Closing Date on the instructions of such Purchaser) pursuant to which or as a result of which the relevant Lease can be terminated by the applicable Lessee in accordance with the terms of the Lease for such Aircraft or the obligations of any such party thereunder would be rendered invalid or unenforceable;

(m)

to such BI Seller’s knowledge, except if and as advised by such BI Seller to such Purchaser in the First Disclosure Letter or set forth in Schedule 2, such Aircraft is not as of the AP Closing Date subject to any sub-lease (exclusive of “wet-leases”) from the relevant Lessee;

(n)

to such BI Seller’s knowledge, the information provided by such BI Seller to such Purchaser prior to the Delivery Date as to the identities of all of such Purchaser Entity’s predecessors in title to such Aircraft thereof is complete and accurate in all material respects;

(o)

to such BI Seller’s knowledge, except if and as advised by such BI Seller to such Purchaser in a Disclosure Letter, such Aircraft has been accepted by the relevant Lessee under the Lease thereof without qualification or exception or to the extent that any such acceptance was given subject to any qualification or exception or subject to any liability on the part of such BI Seller or relevant Affiliate of the BI Seller to pay or reimburse any costs or expenses or to undertake any repairs or modifications at the expense of such BI Seller, such qualifications and exceptions have been discharged or waived by the Lessee and have ceased to apply and no such costs or expenses remain to be reimbursed and all defects referred to therein have been duly rectified or waived by such Lessee, or such BI Seller or lessor Affiliate of such BI Seller has retained the rectification or payment obligations associated therewith;

(p)

except for documents or provisions that will be inapplicable to the relevant Purchaser Entity on and after the BI Transfer Date therefore, the information and statements as to and relating to the relevant Lease and the Lease Documents in respect of such Aircraft set forth in Schedule 2 as of the AP Closing Date or the Substitute Aircraft Supplement, as applicable, are true and complete in all material respects;

(q)

on and as of the AP Closing Date the lessor under the relevant Lease pertaining to such BI Aircraft shall have paid to the relevant Lessee all amounts then due and payable on and as of the AP Closing Date by such lessor to such Lessee in respect of maintenance theretofore performed on such BI Aircraft as required by the Lease Documents;

(r)

the sale of such Beneficial Interest contemplated hereby constitutes a valid and irrevocable transfer of such Beneficial Interest and such BI Seller shall retain no right, title or interest in such Beneficial Interest;

(s)

neither the BI Seller nor anyone acting on its behalf has offered such Beneficial Interest or any similar securities for sale to, or solicited any offer to buy any of the same from, any person in a manner which would violate the Securities Act, and neither the BI Seller nor anyone acting on their behalf have taken, or will take, any action that would subject the issuance or sale of such Beneficial Interest to the registration requirements of Section 5 of the Securities Act or other applicable securities laws;

(t)

with respect to each Purchaser Entity, except as set forth in the Formation Agreements, there are no voting trusts, membership agreements, proxies or other agreements or understandings in effect with respect to (i) the voting of the Beneficial Interest or (ii) other than those contained in the Operative Documents, the Lease Documents or the Formation Agreement, the Transfer of the Beneficial Interest and, that no Formation Agreement contains any provision that would prohibit or impair the Transfer of the applicable Beneficial Interest in accordance with this Agreement;

(u)	complete and accurate copies of any membership register, minute book or stock register with respect to such Purchaser Entity have been provided to such Purchaser;

(v)

to the extent such exist, the books of account and other financial records of such Purchaser Entity accurately reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with and applied on a basis consistent with the past practices of such Purchaser Entity;

(w)

except to the extent that same is the responsibility of the Lessee under a Lease, the relevant Purchaser Entity has obtained and is maintaining all permits, licenses, authorizations, certifications, exemptions and approvals necessary to enable it to carry on its business as presently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and

(x)

full and accurate particulars of all material contracts or agreements (collectively, the “Contracts”) to which the relevant Purchaser Entity is a party at the AP Closing Date that do not consist of the Formation Agreements, the Lease Documents, the Operative Documents or other documents described herein and that do not pertain to the Purchaser Entities’ ordinary course of business and that will continue in effect after the Delivery Date have been disclosed to such Purchaser in the First Disclosure Letter and each Contract including the Formation Agreement, the Lease Documents and the Operative Documents (i) is legal, valid and binding on the relevant Purchaser Entity and is in full force and effect in accordance with its terms with respect to such Purchaser Entity and (ii) upon completion of the transactions contemplated by the Operative Documents, shall continue in full force and effect with respect to such Purchaser Entity, without penalty or adverse consequence. To the knowledge of such BI Seller after due inquiry, neither such BI Seller nor the relevant Purchaser Entity is in breach of, or default under, any Contract to which it is a party.

8.4

Each BI Seller with respect to each Purchaser Entity the Beneficial Interests of which such BI Seller will Transfer, further represents and warrants to the Purchaser thereof on the BI Transfer Date for such Beneficial Interest as follows:

(a)

such Purchaser Entity is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has full corporate, company, trust or other power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets. Such Purchaser Entity is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by such Purchaser Entity to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by such Purchaser Entity, as the case may be, becoming qualified or admitted and in good standing. Such BI Seller has, prior to the execution of this Agreement, delivered to such Purchaser true and complete copies of such Purchaser Entity’s organizational documents (including any limited liability company agreements, limited partnership agreements or Formation Agreements) as in effect on the date hereof;

(b)

the Beneficial Interests of such Purchaser Entity are duly authorized, validly issued, outstanding and, in the case of Beneficial Interests consisting of stock or shares, fully paid and nonassessable. Such BI Seller owns the Beneficial Interests, beneficially and of record, free and clear of all Encumbrances (other than Permitted Encumbrances), and there are no other Beneficial Interests of such Purchaser Entity issued and outstanding. Except for this Agreement, there are no outstanding options to acquire the Beneficial Interests or any other equity interest with respect to such Purchaser Entity. Such Beneficial Interests are or will be represented by certificates, and the delivery of a certificate or certificates at the Closing representing the Beneficial Interests in the manner provided in Section 2.1 together with the Assignment of Beneficial Interest contemplated hereunder and any recording thereof in the books and records of such Person will transfer to such Purchaser full legal and beneficial title to the Beneficial Interests, free and clear of all Encumbrances (other than Permitted Encumbrances). In the case of Beneficial Interests not represented by certificates, delivery of the Assignment of Beneficial Interest and recording of such Purchaser’s ownership of such Beneficial Interests in the books and records of the Purchaser Entity will transfer to such Purchaser full legal and beneficial title to the Beneficial Interests, free and clear of all Encumbrances (other than Permitted Encumbrances);

(c)	such Purchaser Entity has no Subsidiaries except as disclosed in the First Disclosure Letter;
(d)	on or prior to the BI Transfer Date, the Assignment of Beneficial Interest has been duly executed and delivered by all parties thereto;
(e)

except for (i) the Aircraft listed on Schedule 1 for such Purchaser Entity, (ii) cash or other property held for the account of any Lessee as Security Deposit, (iii) any rights arising under the Operative Documents to which it is a party and the Lease, other Lease Documents and any Intercompany Lease, (iv) any Subsidiary disclosed in the First Disclosure Letter and (v) any receivables disclosed in the First Disclosure Letter, such Purchaser Entity has no other Assets;

(f)

except for the Formation Agreement, the Lease, the Lease Documents and the Assignment of Beneficial Interest there are no Encumbrances (other than Permitted Encumbrances) on any of the assets or properties of such Purchaser Entity and the Transfer of the Beneficial Interests in the manner contemplated by this Agreement will not create any Encumbrances (other than Permitted Encumbrances referenced in clause (1) or (2) of the definition of such term) on the assets or properties of such Purchaser Entity;

(g)	such Purchaser Entity has no employees, except as may be required by Applicable Law;
(h)	to such BI Seller’s knowledge, there are no Orders outstanding against such Purchaser Entity;

(i)

such Purchaser Entity is not and has not at any time since its organization as an entity been, or has received any notice that it is or has at any time since its organization as an entity been, in violation of or in default under, in any material respect, Applicable Law or Order applicable to such Purchaser Entity or any of its assets or properties;

(j)

no liquidator, provisional liquidator, examiner or analogous or similar officer has been appointed in respect of all or any part of the assets of such Purchaser Entity nor has any application been made to a court which is still pending for an Order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officers or equivalent in any jurisdiction;

(k)

as of such BI Transfer Date, the entry into and performance by such Purchaser Entity of, and the transactions contemplated by, the relevant Operative Documents to which it is a party, on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof, do not and will not:

(i) breach any laws, rules, regulations, orders, judgments or decrees binding on such Purchaser Entity or any of their respective assets on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof; or

(ii) result in any breach of, or constitute a default under the constitutional documents of such Purchaser Entity on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof; or

(iii) result in any breach of, or constitute a default under any agreement, document or instrument which is binding upon such Purchaser Entity or any of its respective assets on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof or result thereunder in the creation of any Encumbrance (other than any Permitted Encumbrance) over any of its respective assets to be transferred to the relevant Purchaser hereunder;

(l)

except if and as advised by such BI Seller, to such Purchaser in a Disclosure Letter, no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority to which such Purchaser Entity is a party which would have a material adverse effect on the ability of such Purchaser Entity to observe or perform its respective obligations under any applicable Operative Documents to which such Purchaser Entity is a party on such BI Transfer Date while such Beneficial Interest is owned by the BI Seller thereof is in progress, or to the knowledge of such BI Seller, as applicable, threatened against such Purchaser Entity;

(m)

since such Purchaser Entity’s acquisition of its interest in such Aircraft such Purchaser Entity has been covered by aviation liability insurance policies in such types and amounts and covering such risks and with such insurers as are substantially consistent with such BI Seller’s customary practices and such aviation liability insurance remains in effect as to such Purchaser Entity on such BI Transfer Date; and

(n)

there are no Liabilities of the relevant Purchaser Entity other than Liabilities arising under the Lease Documents, the Formation Agreements or the Operative Documents, Liabilities incurred in the ordinary course of business or Liabilities disclosed in a Disclosure Letter or contemplated hereby.

8.5

Except if and as advised to the Purchaser thereof in a Disclosure Letter, each BI Seller of a Purchaser Non-Corporate Entity further represents and warrants on the AP Closing Date with respect to the Transfer of the Beneficial Interest of the relevant Purchaser Non-Corporate Entity as follows:

(a)

such Purchaser Non-Corporate Entity is and has been at all time from its organization an entity treated either as a disregarded entity, a grantor trust or a partnership, in each case, a pass-through entity for U.S. tax purposes and the relevant BI Seller has made an election, where it is required, to treat the Purchaser Non-Corporate Entity at all time from its organization as an entity taxable either as a disregarded entity, a grantor trust or a partnership, in each case, a pass-through entity for U.S. tax purposes;

(b)

such Purchaser Non-Corporate Entity has paid all material Taxes that are due or claimed or asserted by any taxing authority to be due from such Purchaser Non-Corporate Entity on or prior to the AP Closing Date and there are no Tax liens upon the assets of the Purchaser Non-Corporate Entity except liens for Taxes not yet due; and

(c)

such Purchaser Non-Corporate Entity has materially complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable laws) and has, to the extent material, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts.

8.6

Except if and as advised to the Purchaser thereof in a Disclosure Letter, each BI Seller of (i) a Purchaser Corporate Entity and (ii) of a Purchaser Non-Corporate Entity to the extent such Purchaser Non-Corporate Entity is not treated as a disregarded entity, a grantor trust or a partnership, in each case, a pass-through entity for U.S. tax purposes (a “Purchaser State Corporate Entity”) further represents and warrants to the Purchaser thereof on the AP Closing Date with respect to the Transfer of the Beneficial Interest of such Purchaser Corporate Entity or Purchaser State Corporate Entity as follows:

(a)

such Purchaser Corporate Entity or such Purchaser State Corporate Entity has filed (or has had filed on its behalf) all income and other material Tax Returns required to be filed by applicable law prior to the date hereof and all Tax Returns were materially true, complete and, to the extent material, correct and filed on a timely basis;

(b)

such Purchaser Corporate Entity or such Purchaser State Corporate Entity has paid all material Taxes that are due, or claimed or asserted by any taxing authority to be due, from the Purchaser Corporate Entity or such Purchaser State Corporate Entity on or prior to the AP Closing Date and there are no Tax liens upon such assets of the Purchaser Corporate Entity or such Purchaser State Corporate Entity except liens for Taxes not yet due;

(c)

such Purchaser Corporate Entity or such Purchaser State Corporate Entity has materially complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable laws) and has, to the extent material, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts;

(d)	such Purchaser Corporate Entity or such Purchaser State Corporate Entity has not requested (and no request has been made on its behalf) any extension of time within which to file any Tax Return;
(e)

such Purchaser Corporate Entity or such Purchaser State Corporate Entity has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on its behalf);

(f)

no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of such Purchaser Corporate Entity or such Purchaser State Corporate Entity;

(g)

such Purchaser Corporate Entity or such Purchaser State Corporate Entity has not received any written ruling of a taxing authority relating to Taxes, or any other written and legally binding agreement with a taxing authority relating to Taxes;

(h)

such Purchaser Corporate Entity has not filed (and will not file prior to the AP Closing Date) a consent pursuant to Code Section 341(f) or any analogous state or local Tax provision or agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset, as defined in Code Section 341(f)(4);

(i)

such Purchaser Corporate Entity is not required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Purchaser Corporate Entity and the Internal Revenue Service has not proposed an adjustment or change in accounting method;

(j)

such Purchaser Corporate Entity is not a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Code Section 280G;

(k)

on or before the AP Closing Date, such Purchaser Corporate Entity or such Purchaser State Corporate Entity had no United States state or local, or foreign Tax Return filing obligations in respect of income, franchise, doing business or similar Taxes; and

(l)

such BI Seller has paid or will pay all Taxes with respect to the operations of the Purchaser Corporate Entity or Purchaser State Corporate Entity, for all such taxable periods ending on or before the AP Closing Date and that portion of such taxable period that includes the AP Closing Date (calculated as if the AP Closing Date were the end of a taxable period).

8.7	Each Seller of an Asset represents, warrants and covenants to the Purchaser of that Asset as follows:
(a)

following the Delivery Date for that Asset and unless as a result of a Final Determination, neither it nor any of its Affiliates will claim for United States federal, state or local or for foreign tax purposes to be the owner of such Asset; and

(b)	prior to the AP Closing Date, it or its Affiliates treated itself as the owners of the Asset for United States federal, state and local income tax purposes.
(c)

The Relevant Aircraft and Lease Information with respect to that Asset and the Initial Leases relating to that Asset that was furnished to the Policy Provider, Credit Suisse Securities (USA) LLC, the Appraisers and the Rating Agencies by Babcock & Brown Aircraft Management LLC or any of its Affiliates that provided or supported the assumptions underlying (i) the financial models prepared by Credit Suisse Securities (USA) LLC for the use by such parties for their evaluation of the cash flows in connection with the transactions contemplated by the Related Documents, (ii) the Appraisers’ appraisal of the Aircraft and (iii) the rating of the Class G-1 Notes (without regard to the Policy), as of the respective dates of such information, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes hereof, “Relevant Aircraft and Lease Information” shall mean, with respect to the Aircraft and Initial Leases, the information described on Annex A relating to such Asset and Initial Lease.

8.8

As used herein “to the Seller’s knowledge” means the awareness of facts or other information by any person at such Seller actively involved in the transactions contemplated by this Agreement or (in respect of any Aircraft or any Beneficial Interest related thereto), the leasing of such Aircraft and something being “known to the Seller” shall be construed accordingly.

8.9

Each Seller acknowledges that each Purchaser is entering into this Agreement and the other Operative Documents in reliance upon the accuracy of each of the representations and warranties, which representations and warranties have been given by such Seller so as to induce each Purchaser to enter into this Agreement and the other Operative Documents.

8.10

The representations and warranties may at the sole discretion of the relevant Purchaser be waived by such Purchaser with or without conditions acceptable to the Sellers, subject to in each case, the relevant Purchaser first obtaining the prior written consent of the Policy Provider to any such waiver.

8.11	Subject to Section 8.12, the benefit of the representations and warranties shall run to the Security Trustee.
8.12

The representations and warranties in respect of any Aircraft in Sections 8.2 and 8.3 shall continue and survive in full force and effect after the Delivery Date therefore for a period ending on the date of the payment in full of the Class G-1 Notes and all obligations owing to the Policy Provider.

8.13

Each of the representations and warranties shall be construed as a separate and independent representation and warranty and shall not be limited or restricted by reference to the terms of any other provision of this Agreement, the other Operative Documents or any other representation or warranty.

9.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
9.1	Each Purchaser hereby represents and warrants to JET-i and each Seller as of the date of this Agreement and on each subsequent Delivery Date that:
(a)

Such Purchaser is a company or trust duly established and validly existing under the laws of its jurisdiction of organization, and each has the trust or corporate power (as the case may be) to own its assets and carry on its business as it is being conducted;

(b)

Such Purchaser has the trust or corporate power (as the case may be) to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Agreement and the other applicable Operative Documents to which it is a party;

(c)

this Agreement and the other applicable Operative Documents to which it is a party have been, or when executed and delivered will have been, duly entered into and delivered by such Purchaser of any Asset and constitute or, in the case of any Operative Document to be executed on or about the applicable Delivery Date, will constitute on such Delivery Date, each such Person’s legal, valid and binding obligations;

(d)

the entry into and performance by such Purchaser of any Asset of, and the transactions contemplated by, this Agreement and the other applicable Operative Documents to which it is a party do not and will not:

(i)	conflict with any laws binding on such Purchaser; or
(ii)	result in any breach of, or constitute a default under the constitutional documents of such Purchaser; or
(iii)	result in any breach of, or constitute a default under or result in default under any document which is binding upon such Purchaser or any of its assets;
(e)

so far as concerns the obligations of such Purchaser, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the other applicable Operative Documents to which any such Person is a party and the Servicing Agreement and the transactions contemplated by this Agreement and the other applicable Operative Documents to which any such Person is a party, have been obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)

the provisions of Section 14 concerning applicable law, service of process and jurisdiction are valid and binding on such Purchaser under the laws of the State of New York, and no provision purporting to be binding on such Purchaser, this Agreement or any of the other applicable Operative Documents is prohibited, unlawful or unenforceable under the laws of the State of New York;

(g)

no liquidator, provisional liquidator, official manager, trustee, Irish law examiner, receiver or receiver and manager or similar officer has been appointed in respect of all or any part of the assets of such Purchaser nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to the appointment of any such officers;

(h)

no litigation, arbitration or claim before any court, arbitrator, governmental or administrative agency or authority which would have a material adverse effect on the ability of such Purchaser to observe or perform its obligations under this Agreement is in progress, or to the knowledge of any such Person, threatened against any such Person;

(i)

such Purchaser intends for the sale of any Aircraft contemplated hereby to constitute a valid transfer of such Aircraft to the relevant Purchaser and intends that after Delivery of such Aircraft the Seller thereof shall retain no right, title or interest in such Aircraft; and

(j)

such Purchaser represents and warrants that the Beneficial Interest of any Purchaser Entity purchased by it is being acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no intent of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

10.	INDEMNITY
10.1

Each Purchaser of an Asset or Aircraft agrees to indemnify the Seller thereof and each other Seller Indemnitee from and against any claims, damages, losses, costs, expenses, fees, payments, demands, liabilities, actions, proceedings, penalties or fines (“Losses”) (other than, in each case, on account of any Taxes resulting from any Delivery) which any Seller Indemnitee may incur in relation to such Asset or Aircraft for which Delivery has been completed to the extent it arises out of an event that occurs on or after the AP Closing Date.

10.2

Without derogation to the disclaimer in Section 12, each Seller of an Asset or Aircraft agrees to indemnify the Purchaser thereof and each Purchaser Indemnitee from and against any Losses which any Purchaser Indemnitee may incur in relation to such Asset or Aircraft to the extent it arises out of (i) an event (which term shall exclude when used in this Section 10.2 anything related to or connected with the design, manufacture, maintenance, repair, rebuilding, overhaul, refurbishment or similar activity with respect to any Aircraft (including any engine or part)) that occurred prior to the AP Closing Date or (ii) the failure of the representation in Section 8.7(c) insofar as it relates to Item 31 on Annex A hereto to be true and correct.

10.3

If a written claim is made against a Person that is indemnified under Section 10.1 or 10.2 (the “first party”) for any sum which is the subject of an indemnity from a Person under Section 10.1 or 10.2 (the “indemnifying party”) under this Section 10, the first party will promptly notify the indemnifying party. If reasonably requested by the indemnifying party in writing within 30 days following receipt by the indemnifying party of such notice, and provided the first party is indemnified by the indemnifying party against costs and expenses, the first party will in good faith contest in its name (or, at the indemnifying party’s election if such contest may be undertaken by the indemnifying party in its own name or on behalf of the indemnifying party, permit the indemnifying party to contest) the validity, applicability and amount of such claim in appropriate administrative and judicial proceedings; provided that the first party shall have no such obligation if any such contest would expose the first party itself to an indemnifiable liability claim.

10.4

The relevant Seller shall pay, within 45 days after receipt of an approved invoice therefore, costs and expenses, including reasonable legal fees and disbursements, which the relevant Purchaser incurs as a result of (but subject to the provisions of Section 4.3 in the case of clauses (ii) and (iii) below):

(i)

the application of Section 4.1 (including, without limitation, costs incurred in arranging or taking steps to arrange the preparation, execution and delivery of any documents in anticipation of Delivery of a Substitute Aircraft); or

(ii)

any of the documents or conditions referred to in Schedule 3 not being satisfied (or waived) on or before Delivery of the relevant Aircraft or Transfer of the Beneficial Interest of the relevant Aircraft or any of the documents or conditions referred to in Schedule 4 not being satisfied (or waived) within the period specified therein; or

(iii)	any condition referred to in Section 7.2(a) or (b) not being satisfied (or waived) on or before Delivery of the relevant Aircraft or Beneficial Interest.
10.5

If and to the extent that any sums constituting (directly or indirectly) an indemnity to the first party but paid by the indemnifying party pursuant to this Agreement are treated as taxable in the hands of the first party, the indemnifying party will pay to the first party such sums as will after the tax liability has been fully satisfied indemnify the first party to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by the indemnifying party under this sub-clause at the rate of interest stated in Section 5.7 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by the indemnifying party (both before and after judgment), but the indemnifying party will be under no liability to make any payment under this Section 10.5 to the first party to the extent the first party would be in a better position than if no payment by way of indemnity had needed to have been made.

11.	TAXES
(a)

Each Seller of an Independent Aircraft or Beneficial Interest hereby covenants to pay all Taxes imposed on the Company or the Purchaser of that Independent Aircraft or Beneficial Interest (or any assignee or successor thereto) or on such Independent Aircraft or the related BI Aircraft, as the case may be, or on such Beneficial Interest, and, in each case, the related Lease Documents and Operative Documents as a result of (i) the execution of, delivery of or performance under this Agreement, (ii) the Delivery of such Aircraft or Transfer of the Beneficial Interest in a Purchaser Entity that holds title to such Aircraft, (iii) any required re-registration of title to or the lease of such Aircraft with any Government Entity that is necessary or advisable to reflect or record such Operative Documents or the events occurring pursuant to such Operative Documents, (iv) the purchase by such Purchaser of such Aircraft or Beneficial Interest hereunder, (v) such Purchaser’s entering into of such Lease Documents and Operative Documents, (vi) without regard to clause (y) of this Section 11(a), the inaccuracy of such Seller’s representation or warranty or the breach by such Seller of any covenant, or (vii) such Aircraft being located in an Transfer Tax Jurisdiction at any time whether before or after the moment of Delivery on the Delivery Date for such Aircraft or on the AP Closing Date, other than (v) Taxes in respect of events occurring after, but not on, the Delivery Date unless arising as a result of events described in clause (iii) or (vi) above, (w) in the case of clause (vii), Taxes imposed by a Jurisdiction other than the Transfer Tax Jurisdiction, (x) Taxes that the relevant Lessee is liable to pay or reimburse under the relevant Lease and/or the Operative Documents other than such Lessee liabilities that are Retained Rights, (y) any Taxes (other than sales, use and similar Taxes and Taxes which are imposed as a result of an event described in clause (vii) of this Section 11(a)) imposed on the Purchaser of such Aircraft or beneficial Interest or any other Purchaser that are based on or measured by gross or net income or receipts (including, without limitation, withholding and Taxes on tax preference items) of such Purchaser or any other Purchaser or that are capital, doing business, accumulated earnings, personal holding company, excess profits, successor, estate or net worth Taxes of such Purchaser, in each case to the extent imposed on the Purchaser or any other Purchaser by reason of such Purchaser or an Affiliate thereof being organized in the jurisdiction imposing such Taxes or conducting activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents or (z) Taxes resulting from the gross negligence or willful misconduct of such Purchaser.

As used herein, “Transfer Tax Jurisdiction” means a jurisdiction that imposes Tax on an Asset or any Person directly or indirectly holding an interest in the Asset by reason of a transfer of the Asset or a beneficial interest in the Asset as a result of the applicable Aircraft being located in that jurisdiction.

(b)	[Reserved]
(c)

Each BI Seller of each Purchaser Entity hereby covenants to pay and to indemnify and hold harmless such Purchaser Entity and its Affiliates (and their direct and indirect beneficial interest holders) from any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to (i) all Taxes imposed on the Purchaser Entity or the Purchaser thereof related to the activity of the Purchaser Entity for all taxable periods ending on or before the AP Closing Date, (ii) all Taxes imposed on the Purchaser Entity or Purchaser thereof for such portion of any taxable period including the AP Closing Date as ends on the AP Closing Date, (calculated as if the AP Closing Date had been the last day of a taxable period and the books of the Purchaser Entity had been closed on such day (it being understood that Taxes other than income Taxes for which the last day of a taxable period is not the AP Closing Date are to be allocated in a manner that fairly reflects (and is no less favorable to the Purchaser than pro rata per day) the period ending on the AP Closing Date and the period commencing after the AP Closing Date)) and (iii) any Tax liability that arises solely by reason of the Purchaser Entity being severally liable for any Tax of the consolidated group (or combined group pursuant to Treasury Regulation Section 1.1502-6 or any analogous state or local Tax provisions) of which a BI Seller is or was a member (the “Seller Group”) other than, in the case of clauses (i), (ii) and (iii), Taxes that the relevant Lessee is liable to pay or reimburse under the relevant Lease and/or the Operative Documents other than any such Lessee liabilities that are Retained Rights; provided in the case of clauses (i) and (ii) above, Taxes imposed with respect to the activities of a Purchaser Entity or the Purchaser after the time the sale contemplated by this Agreement is effective shall be subject to indemnification only to the extent (A) (I) set forth in Section 11(a)(vi) or (vii) or (II) such Taxes arise in connection with the sale on the AP Closing Date of any direct or indirect beneficial interest in the Purchaser Entities, and (B) such Taxes do not arise as a result of an election under Section 338 of the Code or similar election under Tax laws of any jurisdiction outside of the United States provided, further, that the BI Seller shall not be responsible for Taxes measured by net income attributable to any Rent received by any Purchaser solely allocable to the period on and after the AP Closing Date or for Taxes fully provided for as set forth in the First Disclosure Letter. In the case of Taxes payable by a BI Seller pursuant to clause (ii), the amount of such Taxes, as reasonably computed by the Purchaser, will be remitted to the Purchaser at least three business days prior to the due date of the relevant Tax Return (with interest being imposed at a rate equal to Purchaser’s or its Affiliate’s cost of funds (as documented by the Purchaser or its Affiliate in a reasonable manner) for any late payment).

(d)	Each BI Seller of a Purchaser Corporate Entity or a Purchaser State Corporate Entity hereby covenants:
(i)

any tax sharing agreements, tax settlement agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between such Purchaser Corporate Entity or Purchaser State Corporate Entity and such Seller or any Affiliate of such Seller (other than the Purchaser Corporate Entity or Purchaser State Corporate Entity) (a “Tax Sharing Agreement”) shall terminate as of the AP Closing Date and, except as specifically provided herein, any obligation to make payments under any Tax Sharing Agreement shall be cancelled as of the AP Closing Date;

(ii)

if such Purchaser Corporate Entity or Purchaser State Corporate Entity has been a member of a United States consolidated federal income tax return or any foreign, state or local consolidated or combined income or franchise tax returns, such BI Seller shall cause such Purchaser Corporate Entity, to the extent permitted by law, to continue to join in such returns through the AP Closing Date;

(iii)

the Seller Group of which such BI Seller is a part shall timely prepare and file (or cause to be so prepared and filed) all Tax Returns required by law, covering such Purchaser Corporate Entity or Purchaser State Corporate Entity for all taxable periods ending on or before the AP Closing Date (“Pre-Closing Tax Returns”);

(iv)	the Seller Group of which such BI Seller is a part shall timely pay or cause to be paid or fully provide for as set forth in the First Disclosure Letter all

Taxes related to Pre-Closing Tax Returns (“Pre-Closing Taxes”) of such Purchaser Corporate Entity or Purchaser State Corporate Entity;

(v)

such Seller will, to the extent permitted by applicable law, elect, or assist such Purchaser to elect, with the relevant U. S. federal, state and local and any non-U.S. taxing authorities to close the taxable period of such Purchaser Corporate Entity or Purchaser State Corporate Entity on the AP Closing Date, provided that in any case, where applicable law does not permit such Purchaser Corporate Entity or such Purchaser State Corporate Entity to close its taxable year on the AP Closing Date, such Purchaser will be responsible for and will cause to be prepared and duly filed all Tax Returns relating to Taxes of such Purchaser Corporate Entity and Purchaser State Corporate Entity for any taxable period which includes and ends after the AP Closing Date; and

(vi)

after the AP Closing Date, such Seller in respect of such Purchaser Corporate Entity and Purchaser State Corporate Entity will cooperate in the preparation of all Tax Returns of such Purchaser Corporate Entity and Purchaser State Corporate Entity and will provide (or cause to be provided) any records and other information the Purchaser thereof requests that are reasonably necessary for the preparation of such Tax Returns and such Seller will cooperate with such Purchaser in connection with any Tax investigation, audit or other proceeding related to such Purchaser Corporate Entity or Purchaser State Corporate Entity; provided that if any of the information requested is contained in tax returns or other documents involving matters unrelated to such Purchaser Corporate Entity or Purchaser State Corporate Entity or is otherwise confidential information, then such Seller will be required to provide such information only to a nationally recognized firm of independent accounts selected by such Purchaser and reasonably satisfactory to such Seller, which independent accounting firm will prepare such Tax Returns without disclosure of the confidential information to such Purchaser Corporate Entity or Purchaser State Corporate Entity; provided, further, that nothing in the preceding proviso will prevent such Purchaser Corporate Entity or Purchaser State Corporate Entity from reviewing its Tax Returns.

(e)

each Seller of a Purchaser Corporate Entity and Purchaser State Corporate Entity shall have the right to control any audit or examination relating to Taxes by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of such Purchaser Corporate Entity or Purchaser State Corporate Entity for all taxable periods ending prior to or on the AP Closing Date and for that portion of any taxable period that includes the AP Closing Date that ends on the AP Closing Date (an “Event”), and shall be entitled to all refunds with respect to such taxable periods or portions thereof; provided that to the extent that an Event could result in liability for the Purchaser pursuant to this Agreement or otherwise, the Seller shall notify the Purchaser of such Event, and shall consult with the Purchaser with respect to the resolution of any issue relating to Taxes arising as a result of or in connection with such Event.

(f)

In the event that there are or may be Taxes that a Seller is or will be obligated to pay under this Section 11, the Purchasers and their respective Subsidiaries will take such steps as may be reasonable and appropriate or requested by such Seller and at the expense of such Seller to mitigate such Taxes or to recover such Taxes or to obtain a refund or credit of such Taxes but only to the extent that Purchasers or their respective Subsidiary can lawfully do so and without material prejudice to its tax position or otherwise to it.

12.	WARRANTIES AND DISCLAIMERS
12.1

WITHOUT PREJUDICE TO THE EXPRESS TERMS AND CONDITIONS STATED HEREIN AND IN THE OTHER OPERATIVE DOCUMENTS, EACH AIRCRAFT WILL BE DELIVERED AND SOLD (OR IN THE CASE OF THE BI AIRCRAFT, DEEMED DELIVERED AND SOLD ON THE RELEVANT BI TRANSFER DATE TO THE COMPANY ) IN ITS “AS IS, WHERE IS” CONDITION, AND EXCEPT AS EXPRESSLY STATED IN SECTION 8 OF THIS AGREEMENT AND AS OTHERWISE REPRESENTED AND WARRANTED HEREIN, IN THE OTHER OPERATIVE DOCUMENTS AND/OR IN THE BILL OF SALE AND/OR ASSIGNMENT OF BENEFICIAL INTEREST (AS THE CASE MAY BE) FOR OR IN RESPECT OF SUCH AIRCRAFT OR ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, THE SELLER (AND THE APPLICABLE PURCHASER ENTITY) MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY OF THE AIRCRAFT OR ANY PURCHASER ENTITY.

12.2

EACH PURCHASER WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES (EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED AND WARRANTED BY ANY SELLER IN THIS AGREEMENT, ANY BILL OF SALE OR ACKNOWLEDGMENT OF DELIVERY, ANY ASSIGNMENT OF BENEFICIAL INTEREST OR IN ANY OTHER OPERATIVE DOCUMENT OR CERTIFICATE DELIVERED HEREUNDER), OBLIGATIONS AND LIABILITIES OF ANY SELLER (OR PURCHASER ENTITY) INCLUDING BUT NOT LIMITED TO (1) ANY IMPLIED WARRANTY AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, CONDITION, DESIGN, DATA PROCESSING, USE OR OPERATION OF THE AIRCRAFT OR ANY PAST PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR OTHERWISE, (2) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT (INCLUDING STRICT LIABILITY), AND (3) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, FOR ANY LIABILITY OF ANY LESSEE TO ANY THIRD PARTY, FOR ANY LIABILITY OF THE PURCHASER TO ANY THIRD PARTY, OR FOR

ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; AND ALL SUCH WARRANTIES, GUARANTEES, REPRESENTATIONS, OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

12.3	THIS SECTION 12 SHALL NOT BE MODIFIED EXCEPT BY A WRITTEN AGREEMENT SIGNED ON BEHALF OF EACH SELLER AND EACH PURCHASER BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.

13.	ASSIGNMENT
13.1

No Purchaser of an Asset or Aircraft shall assign, transfer or otherwise convey this Agreement or all or any part of its rights hereunder to any Person without the prior written consent of the Seller of such Asset or Aircraft other than in favor of the Security Trustee under the Security Trust Agreement, to which the Seller hereby consents.

13.2

No Seller of an Asset or Aircraft shall assign, transfer or otherwise convey this Agreement or all or any part of its rights hereunder to any Person without the prior written consent of the Purchaser of such Asset or Aircraft other than so far as concerns assignments to existing owners or financiers or Affiliates of such Seller of amounts or its rights to receive amounts payable to such Seller hereunder on terms and conditions which do not increase any obligation of such Purchaser hereunder or otherwise expose such Purchaser to any increased liability, cost or expense.

14.	MISCELLANEOUS
14.1

Subject to Sections 8.12 and 12.2, each Seller of an Asset shall indemnify, hold harmless and defend the Purchaser of that Asset and in connection with Section 8.7 hereof only any holders of shares in such Purchaser and Affiliates thereof and their respective successors and assigns from and against all liabilities, obligations, claims, demands, judgments, causes of action, damages, costs, losses and expenses (including reasonable legal fees, costs) resulting from or arising out of or pertaining to any claim which results from any breach by such Seller of any of its obligations, representations, warranties or covenants under this Agreement, any Assignment of Beneficial Interest or any Bill of Sale and solely in respect of any claim that arises with respect to any holders of shares or beneficial interest in such Purchaser and Affiliates thereof, such Seller shall have the rights set forth in Sections 10.3 and 11(e) in respect of such claim.

14.2

No Seller shall take any steps for the purpose of procuring the appointment of any administrative receiver or the making of any administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any like proceedings under the laws of any jurisdiction in respect of any Purchaser or in respect of any of their respective liabilities, including, without limitation, as a result of any claim or interest of any of any Seller.

14.3	No amendment or waiver of any provision of this Agreement, and no consent to any departure herefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by each party hereto and the Policy Provider, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

14.4

In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Agreement.

14.5

All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered to the intended recipient at its address specified in Section 12.05 of the Indenture or, in the case of any Seller, as follows:

[Guarantor]

[Address]

Attention:

Facsimile:

with a copy to:

Attention:

Facsimile:

and, in the case of any Purchaser, as follows:

Babcock & Brown Air Funding I Limited

c/o [Administrative Agent]

[Address]

Dublin 1, Ireland

Attention:

Facsimile:

with a copy to:

Attention:

Facsimile:

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 14.5. Each such notice shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt.

14.6	(a)

 THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)

Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this agreement and each other operative document or the transactions contemplated hereby or thereby. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies to it as set forth in Section 14.5 or in any other manner permitted by Applicable Law.

(c)

To the extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the right to demand a trial by jury, in any such suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or the overall transaction brought by any of the parties hereto or their successors or assigns.

14.7	Nothing in Section 14.6 limits the right of any party to bring proceedings against any other party in connection with this Agreement:
(i)	in any other court of competent jurisdiction; or
(ii)	concurrently in more than one jurisdiction.
14.8

Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

14.9

This Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

14.10	Each Seller and each Purchaser of an Asset agrees to treat the sale of that Asset hereunder as occurring on the Delivery Date for U.S. and Irish tax purposes.
14.11

Each Purchaser of an Asset shall pay on the Delivery Date to Seller of that Asset one half of the out-of-pocket costs and expenses (including legal fees and expenses) incurred by that Seller in connection with the transfer of that Asset and any related Leases to such Purchaser as contemplated by this Agreement.

15.	SUBROGATION
15.1

Upon any claim being made against any Seller for breach of any representation or warranty (other than a representation or warranty contained in Section 8.1), such Seller, as the case may be, shall be subrogated to all rights, remedies and claims of each Purchaser against the Lessee or any Affiliate of the Lessee under the applicable Lease, Novated Lease or Assigned Lease, the Operative Documents, the Lease Documents and otherwise, with respect to such claim, and each Purchaser shall cooperate, in taking such action as such Seller may reasonably request in connection with exercising any such right, remedy or claim (and the reasonable costs and expenses thereof shall be paid by such Seller).

16.	LIMITED RECOURSE
16.1

In the event that the direct or indirect assets of any Purchaser and its Subsidiaries are insufficient, after payment of all other claims, if any, ranking in priority to the claims of any Seller hereunder pursuant to the Indenture, to pay in full such claims of such Seller, then such Seller shall have no further claim against such Purchaser and its Subsidiaries in respect of any such unpaid amounts.

16.2

To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder (not including the Company as a shareholder of any other Purchaser hereunder), officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders (not including the Company as a shareholder of any other Purchaser hereunder), officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder (not including the Company as a shareholder of any other Purchaser hereunder), officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Asset Purchase Agreement the day and year first above written.

[ ]
By
Name:
Title:

BABCOCK & BROWN AIR FUNDING I LIMITED
By
Name:
Title:

[OTHER SELLERS]
By
Name:
Title:

[OTHER PURCHASERS]
By
Name:
Title:

EXHIBIT A-1

FORM OF ASSIGNMENT OF BENEFICIAL INTEREST1

The undersigned, [BI SELLER] (the “Seller”), as record and beneficial owner of the beneficial interest (the “Beneficial Interest”) in [Name] (the “Entity”), hereby sells, assigns, conveys, transfers and sets over to Babcock & Brown Air Funding I Limited, a Bermuda exempted company (the “Purchaser”), all of the Seller’s right, title and interest in and to the Beneficial Interest, other than the Retained Rights (as such term is defined in that certain Asset Purchase Agreement dated as of [            ] [      ], 2007 (the “Purchase Agreement”) among the parties hereto and others). The Seller hereby warrants to the Purchaser, its successors and assigns, that [(i)]* there is hereby irrevocably conveyed to the Purchaser full legal and beneficial title to the Beneficial Interest, free and clear of all Encumbrances (other than Permitted Encumbrances) and (ii) the Entity holds full legal and beneficial title to the Aircraft listed in Schedule I hereto exclusive of Lessee Furnished Equipment (the “BI Aircraft”) free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller agrees with the Purchaser, and its successors and assigns, that the Seller will warrant and defend such title to the Entity [and such title of the Entity in each BI Aircraft]* forever against all such claims and demands whatsoever (other than Permitted Encumbrances). This Assignment of Beneficial Interest is being made and entered into pursuant to the Purchase Agreement and shall be governed by and construed in accordance with the laws of the State of New York. Except as otherwise provided in the Purchase Agreement, the Beneficial Interest [(and the Entity’s interest in each BI Aircraft)]* is sold “AS IS” and “WHERE IS”. Capitalized terms used herein and not otherwise defined shall have the meanings attributed thereto in the Purchase Agreement.

[BENEFICIAL INTEREST SELLER]
By:
Name:
Title:

The above and foregoing Assignment of Beneficial Interest is hereby accepted and agreed to this ___ day of [________], 2007.

BABCOCK & BROWN AIR FUNDING I LIMITED
By:
Name:
Title:

______________

[1]	To be used for all entities other than Owner Trusts and Irish companies.

EXHIBIT A-2

FORM OF TRUST ASSIGNMENT AND ASSUMPTION AGREEMENT (MSN[     ])2

THIS TRUST ASSIGNMENT AND ASSUMPTION AGREEMENT (MSN [_]) (this “Assignment”) is dated as of [__________] by and between [BI SELLER] (“Assignor”), and BABCOCK & BROWN AIR FUNDING I LIMITED, a [Bermuda exempted company] (“Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor and [Wells Fargo Bank Northwest, National Association], in its individual capacity has entered into the trust agreement, dated as of [__________] (as assigned, amended and restated to date, the “Trust Agreement”) Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Trust Agreement;

WHEREAS, Assignor desires to assign all of its rights, obligations and ownership in and to the Trust to Assignee; and

WHEREAS, Assignee desires to accepts all of Assignor’s rights, obligations and ownership in and to the Trust.

NOW, THEREFORE, the undersigned, in consideration of the premises, the payment of Ten Dollars ($10.00) and the covenants and agreements contained herein, do hereby agree as follows:

1. Assignment. Assignor does hereby sell, convey, assign, transfer and set over unto Assignee, as of the date hereof, all of its present and future right, title and interest in, to and under the following (collectively, the “Assigned Rights”): (i) the Trust, (ii) the Trust Estate, and (iii) the Trust Agreement and the Trust Documents described in the Trust Agreement, as “Owner Participant” thereunder (together with the Trust Documents collectively, the “Assigned Agreements”), and any proceeds therefrom. Assignor hereby transfers and delegates to Assignee all of Assignor’s obligations and liabilities as “Owner Participant” under the Assigned Agreements occurring from and after the date hereof (collectively, the “Assumed Obligations”).

2. Assumption. Assignee hereby: (a) accepts the assignment, transfer, conveyance and delegation set forth in Section 1 hereof; (b) from and after the date hereof, assumes and undertakes all of the Assumed Obligations; and (c) confirms that it shall be deemed a party to the Trust Agreement and each other Assigned Agreement, and shall be bound by all of the terms of each Assigned Agreement as if named therein.

______________

[2]	To be used for Owner Trusts, except where a different form is called for by the Lease Documents or has otherwise been proposed by the Lessee.

3. Release of Assignor. From and after the date hereof, Assignor shall be released from all of its duties, obligations and liabilities under the Trust Agreement and the other Assigned Documents.

4. [Intentionally omitted.]/[Other Actions. The parties acknowledge that Assignee is concurrently entering into an amended and restated Trust Agreement.]3

5. Amendment. The Trust Agreement is hereby amended to reflect the foregoing, and all references in the Trust Agreement to Assignor are hereby amended to refer to Assignee.

6. Further Assurances. Assignor and Assignee each agree to execute and deliver such further documents, and to do such further things, as the other party may reasonably request, in order to more fully effect the transfer of the Assigned Rights pursuant to this Assignment.

7. Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Execution in Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Agreement in Effect. Except as hereby amended, the Trust Agreement shall remain in full force and effect.

10. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK].

11. Owner Trustee Authorization and Direction. Assignor and Assignee each authorizes and directs the Owner Trustee to execute and deliver this Assignment as provided below.

SIGNATURE PAGE FOLLOWS

______________

[3]	Will not be included where Trust Agreement is already in the Agreed Form.

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

BABCOCK & BROWN AIR FUNDING I LIMITED
By
Name:
Title:

[BI SELLER]
By:
Name:
Title:

3

THE UNDERSIGNED, [WELLS FARGO BANK
NORTHWEST, NATIONAL ASSOCIATION],
hereby confirms receipt of a copy of, and hereby
acknowledges and consents to the assignment and
assumption pursuant to, the foregoing
Trust Assignment and Assumption Agreement:

[WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION], in its individual capacity and, with respect to the Trust Agreement, as Owner Trustee under the Trust Agreement
By:
Name:
Title:

EXHIBIT A-3

FORM OF IRISH LAW SHARE TRANSFER FORM4

______________

[4]	To be used for Irish companies.

STOCK
TRANSFER
FORM	(Above this line for Registrar’s use only)
SCHEDULE 1	Certificate lodged with the Register

Consideration	(For completion by the Registrar/Stock Exchange)
Name of Undertaking
Description of Security	Ordinary Shares
Number or amount of Shares, Stock or other security and, in figures column only, number and denomination of units, if any.	Words	Figures

Name(s) of registered holder(s) should be given in full; the address should be given where there is only one holder.

If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g., Executor(s) of the person(s) making the transfer.

In the name(s) of
I/We hereby transfer the above security out of the name(s) aforesaid to the person(s) named below or to the several persona named in Parts 2 of Brokers Transfer Forms relating to the above security:	Stamp of Selling Broker(s) or, for transactions which are not stock exchange transactions of Agent(s), if any, acting for the Transferor(s).
Delete words in italics except for stock exchange transactions.

Signature(s) of transferor(s)

1. ____________________________________________________________

2. ____________________________________________________________

3. ____________________________________________________________

4. ____________________________________________________________
A body corporate should execute this Transfer under its common seal or otherwise in accordance with applicable statutory requirements.	Date _____________
Full name(s) and full postal address(es) (including County or, if applicable, Postal District number) of the person(s) to whom the security is transferred.
Please state title, if any, or whether Mr., Mrs., or Miss.

Please complete in type or in Block Capitals.
I/We request that such entries be made in the register as are necessary to give effect to this transfer.
Stamp of Buying Broker(s) (if any)	Stamp or name and address of person lodging this form (if other than the Buying Broker(s))

(Endorsement for use only in Stock Exchange Transactions)

The security represented by the transfer overleaf has been sold as follows:-

__________________________________	Shares/Stock	____________________________________	Shares/Stock
__________________________________	Shares/Stock	____________________________________	Shares/Stock
__________________________________	Shares/Stock	____________________________________	Shares/Stock
__________________________________	Shares/Stock	____________________________________	Shares/Stock
Balance (if any) due to Selling Broker(s)		______________________________________
______________________________________
Amount of Certificate(s)
Brokers Transfer Forms for above amounts certified
Stamp of Certifying Stock Exchange		Stamp of Selling Broker(s)

FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS NOT LIABLE TO AD VALOREM STAMP DUTY

I/We hereby certify that the transaction in respect of which this transfer is made, and under which the fixed Duty of ten punts is payable, falls within the following description:-

(a)	Vesting the property in trustees on the appointment of a new Trustee of a pre-existing Trust, or on the retirement of a Trustee;
(*)	(b)

A transfer, where no beneficial interest in the property passes, (i) to a mere nominee of the Transferor, (ii) from a mere nominee of the Transferee, (iii) from one nominee to another nominee of the same beneficial owner.

(*)	(c)	A transfer by way of security for a loan; or re-transfer to the original Transferor on repayment of a loan.
(d)	A transfer to a residuary legatee of Shares, etc., which forms part of the residue divisible under a Will.
(e)	A transfer to a beneficiary under a Will of a specific legacy of Shares, etc.
(f)	A transfer of Shares, etc., being the property of a person dying intestate, to the person or persons entitled thereto.
(g)

A transfer to a beneficiary under a settlement on distribution of the trust funds, of Shares, etc., forming the share, or part of the share of those funds to which the beneficiary is entitled in accordance with the terms of the settlement.

(h)	A transfer on the occasion of a marriage to trustees of the shares, etc., to be held on the terms of a settlement made in consideration of marriage.
(i)

A transfer by the liquidator of a Company of Shares, etc., forming part of the assets of the Company, to which the Transferee is entitled in satisfaction or part satisfaction of his rights as a Shareholder of the Company.

Here set out concisely the facts, explaining the transaction in cases falling within (b) and (c) or in any case which does not clearly fall within any one of the clauses (a) to (g). Adjudication in any case may be required.

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

to ____________________________________________________________________________________________________

Date _______________________________________________

*Transferors	{	*Transferees	{

Signature ________________________
Description ______________________
*

Note:- The above Certificate must be signed in the case of (b) and (c), either by (1) all the transferors and the transferees, or (2) a member of a Stock Exchange or a Solicitor acting for one or other of the parties, or (3) an accredited representative of a Bank. Where the Bank or its official nominee is a party to the transfer, the Certificate may be to the effect that “the transfer is excepted from Section 74 of the Finance (1909-10) Act, 1910.” The above Certificate in other cases should be signed by a Solicitor or other person (e.g. a Bank acting as Trustee or Executor) having a full knowledge of the facts.

2

EXHIBIT B

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [_______________], a corporation organized and existing under the laws of [_______________] and having its registered office at [_______________] (the “Seller”), owner of the full legal and beneficial title (subject to the Aircraft Lease Agreement referred to below) to the aircraft, engines, equipment and documents described below (hereinafter referred to as the “Aircraft”):

1.	one (1) [_______________] aircraft bearing manufacturer’s serial no. [_______________] and registration mark [_______________]; and
2.	[_______________] [_______________] engines bearing the following manufacturer’s serial nos.: [_______________], [_______________], [_______________];
3.

all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft or Engines to the extent title thereto has been vested in the Seller under the Aircraft Lease Agreement referred to below; and

4.	all Aircraft Documents relating to the Aircraft and such Engines;

but for the avoidance of doubt excluding Lessee Furnished Equipment;

does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Aircraft (subject to the Aircraft Lease Agreement dated as of [_______________], between [_______________] and [______________]) unto [_______________] (the “Purchaser”) and its successors and assigns, to have and to hold the Aircraft forever.

The Seller hereby warrants to the Purchaser, its successors and assigns, that there is hereby conveyed the full legal and, subject to the Formation Agreement, beneficial title to the Aircraft, free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller agrees with the Purchaser, and its successors and assigns, that the Seller will warrant and defend such title forever against all claims and demands (other than Permitted Encumbrances) whatsoever. Except as otherwise provided herein or in the Asset Purchase Agreement, the Aircraft is sold “AS IS” and “WHERE IS.”

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York. Capitalized terms used but not otherwise defined herein shall have the same meanings as used in the Asset Purchase Agreement.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be duly executed as of this [__] day of [__________], 2007.

By:
Name: Title:

The representation, warranties, and covenants of the above named Seller under this Bill of Sale are hereby irrevocably and unconditionally guaranteed and confirmed:

BABCOCK & BROWN INTERNATIONAL PTY LTD.

By
Name: Title:

2

EXHIBIT D

FORM OF GUARANTY – JET-i Entities

GUARANTY (the “Guaranty”) dated as of _________, 2007 of Babcock & Brown International Pty Ltd., an Australian corporation (the “Guarantor”) in favor of Babcock & Brown Air Funding I Limited (the “Company”), the other purchasers under the Asset Purchase Agreement referred to below, Deutsche Bank Americas Trust Company. as trustee (in such capacity, the “Trustee”) pursuant to the “Indenture” as such term is defined in the Asset Purchase Agreement referred to below and as the Security Trustee and the Operating Bank under the Security Trust Agreement (as defined in the Indenture) (the Company, such other purchasers, the Trustee, the Security Trustee and the Operating Bank being, collectively, the “Beneficiaries”).

Reference is made to that certain Asset Purchase Agreement, dated as of [                       ], 2007 (the “Asset Purchase Agreement”), among JET-i Leasing LLC, certain entities listed on Schedule 1 thereto, as “Sellers” (together with JET-i Leasing LLC, the “Selling Entities”), the Company and certain other purchasers listed on Schedule I thereto (together with the Company the “Purchasers”). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement.

To induce the Purchasers to acquire the Aircraft and the other Assets under the Asset Purchase Agreement and to pay the purchase price therefore and otherwise to perform their respective obligations thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor is willing to execute and deliver this Guaranty to the Beneficiaries and accordingly the Guarantor does hereby agree as follows:

1.	Guaranty.
(a)

From and after the date hereof, the Guarantor hereby irrevocably and unconditionally guarantees to the applicable Beneficiaries the payment and performance in full when due of each of the obligations of, and the accuracy of each of the representations and warranties of JET-i Leasing LLC and each of the other Sellers other than Duntington Limited, Halvana Limited and Snodell Limited (collectively, the “Guaranteed Entities”) under (i) the Asset Purchase Agreement and (ii) each Assignment of Equity Interest, Bill of Sale, Lease Novation and/or Assignment of Lease executed and delivered by such Guaranteed Entity pursuant to the Asset Purchase Agreement (such obligations being the “Guaranteed Obligations”, and such documents being collectively the “Operative Documents”). This Guaranty is a guaranty of payment and not collection.

(b)

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which, subject to the proviso to this sentence set froth below, are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from default willful misconduct, negligence or otherwise, irrespective of: (i) the validity, regularity or enforceability of any Operative Document or any other agreement or instrument referred to herein or therein; (ii) any change to any Operative Document or amendment to any Operative Document; (iii) the absence of or delay in any action or notice to enforce any Operative Document or this Guaranty; (iv) any waiver or consent by any Beneficiary with respect to any provision of the Operative Documents; (v) any modification or non-perfection of any lien on or security interest in any collateral granted pursuant to any Operative Document; (vi) the recovery of any judgment against any of the Selling Entities or any action to enforce the same; (vii) any offset, counterclaim or recoupment which might become available to the Guarantor relating to a Selling Entity; (viii) any insolvency, bankruptcy, reorganization or dissolution or any proceeding of the Selling Entities or the Guarantor, including, without limitation, rejection of the Guaranteed Obligations in such bankruptcy; (ix) any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, (x) any difference between the law selected as the governing law of the Operative Documents and the law selected as the governing law of this Guaranty; (xi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Guaranteed Entity in respect of the Guaranteed Obligations or the Guarantor in respect hereof; or (xii) the absence of any action on the part of the Trustee to obtain payment of the Guaranteed Obligations in such bankruptcy; provided that, notwithstanding the foregoing, the Guarantor may assert as a defense to any claim by any Beneficiary for payment performance hereunder (a “Beneficiary Claim”) any defense, claim, set off or deduction which a Guaranteed Entity could have asserted in respect of such Beneficiary Claim other than such defense, claim, set off or deduction available to such Guaranteed Entity only under a bankruptcy, reorganization, insolvency, readjustment of debt, suspension of payments, dissolution, liquidation or other similar law in proceedings against such Guaranteed Entity under any such law. The Guarantor covenants that this Guaranty will not be discharged except by complete and final performance of the Guaranteed Obligations.

(c)

The Guarantor shall be subrogated to all rights of the Beneficiaries in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all of the Guaranteed Obligations and any other obligations that the Guaranteed Entities owe to the Beneficiaries that the Guaranties have been finally paid in full.

(d)

Notwithstanding the above, if any amount shall be paid to the Guarantor at any time when any Guaranteed Obligation shall not have been finally paid in full, such amount shall be held by the Guarantor in trust for the Company or the relevant Beneficiary, segregated from other funds of the Guarantor and turned over to the Company or the relevant Beneficiary (duly endorsed by the Guarantor, if required), to be applied

3

against such Guaranteed Obligation, whether matured or unmatured, in accordance with this Guaranty or any other relevant Operative Document.

(e)

The Guarantor hereby waives any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject to any Operative Document or exhaust any right or take any action against any person or any collateral (including any rights relating to the marshaling of assets).

(f)

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy or reorganization of any Selling Entity or otherwise, all as though such payment had not been made.

2.

Assignment of Rights and Claims. The Company agrees that, if Guarantor shall make any payment or render any performance under this Guaranty on account of any breach of any representation or warranty and if, by reason of the act, omission, event, occurrence, non-occurrence or condition that renders the representation or warranty untrue or inaccurate, a Purchaser Entity or any Affiliate thereof holds or may assert rights or claims against one or more third parties (other than a Selling Entity), such as a claim for breach of a representation or warranty made by a third party to a Purchasing Entity or its predecessor in interest, the Company shall cause the Purchasing Entity or the Affiliate, as the case may be, to assign to the Guarantor such rights and claims (and, if necessary to effectively convey such rights and claims, the agreement giving rise to such rights or claims) and shall cause the Purchasing Entity or the Affiliate, as the case may be, to reasonably cooperate with Guarantor in Guarantor’s prosecution of such rights or claims.

3.	Miscellaneous.
a.

Notices. All notices to the Guarantor under this Guaranty and copies of all notices to the Guaranteed Entities under the Operative Documents shall, until Guarantor furnishes written notice to the contrary, be in writing and mailed, faxed or delivered to the Guarantor as follows:

b.	Governing Law. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, United States of America.
c.	Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.
d.

Attorney’s Cost. The Guarantor agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses, which may be incurred by the Beneficiaries in the enforcement of this Guaranty.

e.

Currency of Payment. Any payment to be made by the Guarantor shall be made in the same currency as designated for payment in the Asset Purchase Agreement and such designation of the currency of payment is of the essence.

4

IN WITNESS WHEREOF, the Guarantor has caused its duly authorized representatives to execute this Guaranty as of the date first written above.

By:
Name: Title:

By:
Name: Title:

ACKNOWLEDGMENT AND AGREEMENT:

does hereby acknowledge and consent to the provisions of the foregoing Guaranty for itself and the other Beneficiaries.

for itself and the other Beneficiaries

By:
not in its individual capacity but solely as [ ]

By:
Name:
Title:

FORM OF GUARANTY – Non-JET-i Entities

GUARANTY (the “Guaranty”) dated as of _________, 2007 of Babcock & Brown International Pty Ltd., an Australian corporation (the “Guarantor”) in favor of Babcock & Brown Air Funding I Limited (the “Company”), the other purchasers under the Asset Purchase Agreement referred to below, Deutsche Bank Americas Trust Company. as trustee (in such capacity, the “Trustee”) pursuant to the “Indenture” as such term is defined in the Asset Purchase Agreement referred to below and as the Security Trustee and the Operating Bank under the Security Trust Agreement (as defined in the Indenture) (the Company, such other purchasers, the Trustee, the Security Trustee and the Operating Bank being, collectively, the “Beneficiaries”).

Reference is made to that certain Asset Purchase Agreement, dated as of [                       ], 2007 (the “Asset Purchase Agreement”), among JET-i Leasing LLC, certain entities listed on Schedule 1 thereto, as “Sellers” (together with JET-i Leasing LLC, the “Selling Entities”), the Company and certain other purchasers listed on Schedule I thereto (together with the Company the “Purchasers”). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement.

To induce the Purchasers to acquire the Aircraft and the other Assets under the Asset Purchase Agreement and to pay the purchase price therefore and otherwise to perform their respective obligations thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor is willing to execute and deliver this Guaranty to the Beneficiaries and accordingly the Guarantor does hereby agree as follows:

1.	Guaranty.
f.

From and after the date hereof, the Guarantor hereby irrevocably and unconditionally guarantees to the applicable Beneficiaries the payment and performance in full when due of each of the obligations of, and the accuracy of each of the representations and warranties of each of Duntington Limited, Halvana Limited and Snodell Limited (collectively, the “Guaranteed Entities”) under (i) the Asset Purchase Agreement and (ii) each Assignment of Equity Interest, Bill of Sale, Lease Novation and/or Assignment of Lease executed and delivered by such Guaranteed Entity pursuant to the Asset Purchase Agreement (such obligations being the “Guaranteed Obligations”, and such documents being collectively the “Operative Documents”). This Guaranty is a guaranty of payment and not collection.

g.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which, subject to the proviso to this sentence set froth below, are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based

7

upon any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from default willful misconduct, negligence or otherwise, irrespective of: (i) the validity, regularity or enforceability of any Operative Document or any other agreement or instrument referred to herein or therein; (ii) any change to any Operative Document or amendment to any Operative Document; (iii) the absence of or delay in any action or notice to enforce any Operative Document or this Guaranty; (iv) any waiver or consent by any Beneficiary with respect to any provision of the Operative Documents; (v) any modification or non-perfection of any lien on or security interest in any collateral granted pursuant to any Operative Document; (vi) the recovery of any judgment against any of the Selling Entities or any action to enforce the same; (vii) any offset, counterclaim or recoupment which might become available to the Guarantor relating to a Selling Entity; (viii) any insolvency, bankruptcy, reorganization or dissolution or any proceeding of the Selling Entities or the Guarantor, including, without limitation, rejection of the Guaranteed Obligations in such bankruptcy; (ix) any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, (x) any difference between the law selected as the governing law of the Operative Documents and the law selected as the governing law of this Guaranty; (xi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Guaranteed Entity in respect of the Guaranteed Obligations or the Guarantor in respect hereof; or (xii) the absence of any action on the part of the Trustee to obtain payment of the Guaranteed Obligations in such bankruptcy; provided that, notwithstanding the foregoing, the Guarantor may assert as a defense to any claim by any Beneficiary for payment performance hereunder (a “Beneficiary Claim”) any defense, claim, set off or deduction which a Guaranteed Entity could have asserted in respect of such Beneficiary Claim other than such defense, claim, set off or deduction available to such Guaranteed Entity only under a bankruptcy, reorganization, insolvency, readjustment of debt, suspension of payments, dissolution, liquidation or other similar law in proceedings against such Guaranteed Entity under any such law. The Guarantor covenants that this Guaranty will not be discharged except by complete and final performance of the Guaranteed Obligations.

h.

The Guarantor shall be subrogated to all rights of the Beneficiaries in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all of the Guaranteed Obligations and any other obligations that the Guaranteed Entities owe to the Beneficiaries that the Guaranties have been finally paid in full.

i.

Notwithstanding the above, if any amount shall be paid to the Guarantor at any time when any Guaranteed Obligation shall not have been finally paid in full, such amount shall be held by the Guarantor in trust for the Company or the relevant Beneficiary, segregated from other funds of the Guarantor and turned over to the Company or the relevant Beneficiary (duly endorsed by the Guarantor, if required), to be applied against such Guaranteed Obligation, whether matured or unmatured, in accordance with this Guaranty or any other relevant Operative Document.

8

j.

The Guarantor hereby waives any requirement that                                             or any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject to any Operative Document or exhaust any right or take any action against any person or any collateral (including any rights relating to the marshaling of assets).

k.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy or reorganization of any Selling Entity or otherwise, all as though such payment had not been made.

2.

Assignment of Rights and Claims. The Company agrees that, if Guarantor shall make any payment or render any performance under this Guaranty on account of any breach of any representation or warranty and if, by reason of the act, omission, event, occurrence, non-occurrence or condition that renders the representation or warranty untrue or inaccurate, a Purchaser Entity or any Affiliate thereof holds or may assert rights or claims against one or more third parties (other than a Selling Entity), such as a claim for breach of a representation or warranty made by a third party to a Purchasing Entity or its predecessor in interest, the Company shall cause the Purchasing Entity or the Affiliate, as the case may be, to assign to the Guarantor such rights and claims (and, if necessary to effectively convey such rights and claims, the agreement giving rise to such rights or claims) and shall cause the Purchasing Entity or the Affiliate, as the case may be, to reasonably cooperate with Guarantor in Guarantor’s prosecution of such rights or claims.

3.	Miscellaneous.
l.

Notices. All notices to the Guarantor under this Guaranty and copies of all notices to the Guaranteed Entities under the Operative Documents shall, until Guarantor furnishes written notice to the contrary, be in writing and mailed, faxed or delivered to the Guarantor as follows:

m.	Governing Law. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, United States of America.
n.	Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.
o.

Attorney’s Cost. The Guarantor agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses, which may be incurred by the Beneficiaries in the enforcement of this Guaranty.

p.

Currency of Payment. Any payment to be made by the Guarantor shall be made in the same currency as designated for payment in the Asset Purchase Agreement and such designation of the currency of payment is of the essence.

9

IN WITNESS WHEREOF, the Guarantor has caused its duly authorized representatives to execute this Guaranty as of the date first written above.

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGMENT AND AGREEMENT:

does hereby acknowledge and consent to the

provisions of the foregoing Guaranty for itself

and the other Beneficiaries.

for itself and the other Beneficiaries
By:

not in its individual capacity but solely as [ ]

By:
Name:
Title:

EXHIBIT E-1

CONDITIONS PRECEDENT – AIRCRAFT DELIVERY (BI AIRCRAFT)

With respect to the Delivery of each BI Aircraft to the Purchaser on the relevant Delivery Date:

(a)	the relevant Operative Documents for such Aircraft, as the case may be, have been entered into by the parties thereto;
(b)	the Purchaser shall have received payment in full of any Security Deposit and the relevant amount of Basic and Additional Rent with respect to such Aircraft;
(c)	receipt of the following documents by such Purchaser:
(i)

a copy of the constitutional documents of such Seller and any other Affiliate of such Seller which is a party to any Operative Document in respect of such Aircraft, certified as of such Delivery Date to be a true, complete and up-to-date copy of the constitutional documents of such Seller or Affiliate, or if a certified copy of such documents has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such documents; and

(ii)	a copy of resolutions of the Board of Directors (or duly authorized committee thereof) of such Seller or an Affiliate of Seller:
(A)	approving the transactions contemplated by the Operative Documents to which such Seller is a party; and
(B)

authorizing a Person or Persons to sign and deliver on behalf of such Seller or, as the case may be, authorizing the execution by the relevant Person of the Operative Documents to which it is a party and any notices or other documents to be given pursuant hereto or thereto, certified as of such Delivery Date to be a true copy of such resolutions and as being in full force in effect and not amended or rescinded or, if a certified copy of such resolutions has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such resolutions;

(d)	no Event of Loss shall have occurred or unrepaired Material Damage shall be in existence with respect to such Aircraft; and

2

(e)	delivery of the following documents:
(i)	copies of all notices, consents or acknowledgements of such Seller or the applicable Lessee as are required under the terms of the Operative Documents;
(ii)	the documents or satisfaction of the conditions listed in Schedule 3 relevant to such Aircraft;
(iii)	a copy of the currently valid Certificate of Registration for such Aircraft, issued by the appropriate Air Authority; and
(iv)

if applicable, a copy of the Assignment of Warranties with respect to such Aircraft executed by each of the parties thereto (provided that such Assignment of Warranties may be delivered as soon as reasonably practicable after the relevant BI Transfer Date).

3

EXHIBIT E-2

CONDITIONS PRECEDENT – AIRCRAFT DELIVERY (INDEPENDENT AIRCRAFT)

With respect to the Delivery of each Independent Aircraft to the Purchaser or a Subsidiary of the Purchaser:

(a)	the relevant Operative Documents for such Aircraft, as the case may be, have been entered into by the parties thereto (other than the Purchaser or any Affiliate thereof);
(b)	the Purchaser shall have received payment in full of any Security Deposit and the relevant amount of Basic and Additional Rent with respect to such Aircraft;
(c)

the relevant Purchaser shall have received a certification dated such Delivery Date from such Seller to the effect that (i) the representations and warranties of such Seller set forth herein are true and correct as of such Delivery Date and (ii) the Seller has full legal title to such Aircraft, free from Encumbrances other than Permitted Encumbrances;

(d)

unless and to the extent the Purchaser shall otherwise agree, or a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained with respect thereto, all the conditions precedent to the effectiveness of the Assignment of Lease or Lease Novation, as applicable, for such Aircraft shall have been satisfied and the Purchaser shall have received a certification from such Seller to such effect;

(e)	receipt of the following documents by such Purchaser:
(i)

a copy of the constitutional documents of such Seller and any other Affiliate of such Seller which is a party to any Operative Document in respect of such Aircraft, certified as of such Delivery Date to be a true, complete and up-to-date copy of the constitutional documents of such Seller or Affiliate, or if a certified copy of such documents has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such documents; and

(ii)	a copy of resolutions of the Board of Directors (or duly authorized committee thereof) of such Seller or an Affiliate of Seller:
(A)	approving the transactions contemplated by this Agreement and the other Operative Documents to which such Seller is a party; and
(B)	authorizing a Person or Persons to sign and deliver on behalf of such Seller or, as the case may be, authorizing the execution by the relevant Person of this Agreement and the other Operative

Documents to which it is a party and any notices or other documents to be given pursuant hereto or thereto,

certified as of such Delivery Date to be a true copy of such resolutions and as being in full force in effect and not amended or rescinded or, if a certified copy of such resolutions has previously been delivered to such Purchaser hereunder, a certificate dated such Delivery Date confirming no changes to such resolutions;

(f)	no Event of Loss shall have occurred or unrepaired Material Damage shall be in existence with respect to such Aircraft;
(g)	delivery of the following documents:
(i)

a certificate of solvency dated as of such Delivery Date in the Agreed Form relating to such Seller issued by a director or authorized officer thereof and a certificate of solvency dated as of such Delivery Date in the Agreed Form relating to the Seller issued by a director or authorized officer of such Seller;

(ii)

a favorable opinion of counsel to such Seller, dated as of the AP Closing Date, reasonably acceptable to the Purchaser in the Agreed Form, that the sale of such Aircraft constitutes, or will constitute, a “true-sale” and a valid transfer of title to such Aircraft and that after the Delivery of such Aircraft such Seller retains, or will retain, no interest in such Aircraft and as to such other matters as such Purchaser may reasonably request with regard to the subject matter contemplated herein and a letter from counsel to such Seller, dated as of such Delivery Date, confirming such opinion;

(iii)	copies of all notices, consents or acknowledgements of such Seller or the applicable Lessee as are required under the terms of the Operative Documents;
(iv)	the documents or satisfaction of the conditions listed in Schedule 3 relevant to such Aircraft;
(vi)	a copy of the currently valid Certificate of Registration for such Aircraft, issued by the appropriate Air Authority; and
(vi)

if applicable, a copy of the Assignment of Warranties with respect to such Aircraft executed by each of the parties thereto (other than the Purchaser or any Affiliate of such Purchaser) (provided that such Assignment of Warranties may be delivered as soon as reasonably practicable after the relevant Delivery Date);

(h)

originals, or certified copies, of certificates evidencing the insurance required to be maintained pursuant to the relevant Assigned Lease or the Novated Lease, as appropriate, for such Aircraft together, if applicable, with a letter or report from an independent firm of insurance brokers in a form reasonably acceptable to the Purchaser; and

(i)	the report of such Purchaser’s insurance advisor in substantially the Agreed Form.

EXHIBIT F

FORM OF SERVICING AGREEMENT

EXHIBIT G

FORM OF ADMINISTRATIVE AGENCY AGREEMENT

ANNEX A

Relevant Aircraft and Lease Information

1.	Aircraft Serial No. (S/N)
2.	Aircraft Type (Manufacturer, Model and Series)
3.	Date of Manufacture
4.	Engine manufacturer, model and series
5.	Lessee
6.	Country of Incorporation of Lessee
7.	Sub- Lessee
8.	Lease Start Date
9.	Lease End Date
10.	Rental Fixed/Floating
11.	Monthly Rental (if fixed)
12.	Floating Rental
13.	Floating Rental Reset Period
14.	Date Current Lease Will Reset
15.	Contractual Rent Payment Due
16.	Supplemental Rent Payable (Yes/No)
17.	Lessor required to make contribution towards maintenance charges from maintenance reserves (Yes/No)
18.	Lessee/ Lessor required to make adjustment payments on redelivery based on Maintenance conditions (Lessee/Lessor/ Limited obligations)
19.	Currency of Payment
20.	Either Letter of Credit or Security Deposit
21.	Early Termination Option (including First Exercise Date/Last Exercise Date/Termination fees) (Yes/No)
22.	Extension Option (including original expiry date/extension option period/ extension option rent)
23.	Purchase Option (including Purchase Option Amount and Purchase Option Termination Date)
24.	Base Rent
25.	Adjustment Factor
26.	LIBOR (for floating rate leases; i.e., six-month Libor)
27.	Assumed Interest Rate
28.	Escalation Factors
29.	Rental credit/debit (for MSN 1595)
30.	Aircraft specifications with maintenance conditions
31.	Lease Revenue Schedule for the Initial Leases attached hereto as Appendix I

Appendix I

[CS Aircraft Lease Revenue Schedule]